                                                                   EXHIBIT 10.20

                                 LOAN AGREEMENT

                                     BETWEEN

                               WINSTON SPE II LLC
                                   AS BORROWER

                                       AND

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                    AS LENDER

                                 MARCH 11, 2005

                                TABLE OF CONTENTS

ARTICLE 1 CERTAIN DEFINITIONS ...............................................    1
   Section 1.1     Certain Definitions ......................................    1
ARTICLE 2 LOAN TERMS ........................................................   17
   Section 2.1     Credit Facility ..........................................   17
   Section 2.2     Letters of Credit ........................................   18
   Section 2.3     Prepayment ...............................................   18
   Section 2.4     Use of Proceeds...........................................   18
   Section 2.5     Interest and Applicable Margin ...........................   19
   Section 2.6     Fees .....................................................   20
   Section 2.7     Receipt of Payments ......................................   21
   Section 2.8     Application and Allocation of Payments ...................   21
   Section 2.9     Loan Account and Accounting ..............................   22
   Section 2.10    Indemnity ................................................   22
   Section 2.11    Access ...................................................   23
   Section 2.12    Taxes ....................................................   23
   Section 2.13    Capital Adequacy; Increased Costs; Illegality;
                      Unavailability ........................................   24
   Section 2.14    Single Loan ..............................................   26
   Section 2.15    Partial Releases .........................................   26
   Section 2.16    Security .................................................   27
   Section 2.17    Addition of Projects .....................................   27
ARTICLE 3 INSURANCE, CONDEMNATION, AND IMPOUNDS .............................   28
   Section 3.1     Insurance ................................................   28
   Section 3.2     Use and Application of Insurance Proceeds ................   30
   Section 3.3     Condemnation Awards ......................................   31
   Section 3.4     Impounds .................................................   31
ARTICLE 4 ENVIRONMENTAL MATTERS .............................................   32
   Section 4.1     Representations and Warranties on Environmental Matters ..   32
   Section 4.2     Covenants on Environmental Matters .......................   32
   Section 4.3     Allocation of Risks and Indemnity ........................   33
   Section 4.4     Lender's Right to Protect Collateral .....................   34
   Section 4.5     No Waiver ................................................   34
ARTICLE 5 LEASING MATTERS ...................................................   35
   Section 5.1     Representations and Warranties on Leases .................   35
   Section 5.2     Approval Rights ..........................................   35
   Section 5.3     Covenants ................................................   35
   Section 5.4     Tenant Estoppels .........................................   35
   Section 5.5     Operating Lease ..........................................   35

ARTICLE 6 REPRESENTATIONS AND WARRANTIES ....................................   35
   Section 6.1     Organization and Power ...................................   35
   Section 6.2     Validity of Loan Documents ...............................   36
   Section 6.3     Liabilities; Litigation; Other Secured Transactions ......   36
   Section 6.4     Taxes and Assessments ....................................   36
   Section 6.5     Other Agreements; Defaults ...............................   37
   Section 6.6     Compliance with Law ......................................   37
   Section 6.7     Location of Borrower .....................................   37
   Section 6.8     ERISA ....................................................   37
   Section 6.9     Margin Stock .............................................   38
   Section 6.10    Tax Filings ..............................................   38
   Section 6.11    Solvency .................................................   38
   Section 6.12    Full and Accurate Disclosure .............................   38
   Section 6.13    Single Purpose Entity ....................................   38
   Section 6.14    FF&E .....................................................   38
   Section 6.15    No Broker ................................................   39
   Section 6.16    Labor Disputes ...........................................   39
   Section 6.17    Credit Cards .............................................   39
   Section 6.18    Employees ................................................   39
   Section 6.19    ERISA Plans ..............................................   39
   Section 6.20    Intellectual Property ....................................   39
ARTICLE 7 FINANCIAL REPORTING ...............................................   39
   Section 7.1     Financial Statements .....................................   39
   Section 7.2     Accounting Principles ....................................   41
   Section 7.3     Audits ...................................................   41
   Section 7.4     Reports and Inspections ..................................   41
   Section 7.5     Budgets ..................................................   41
   Section 7.6     Books and Records/Audits .................................   42
ARTICLE 8 COVENANTS .........................................................   43
   Section 8.1     Due on Sale and Encumbrance; Transfers of Interests ......   43
   Section 8.2     Taxes; Charges ...........................................   45
   Section 8.3     Control; Management ......................................   46
   Section 8.4     Operation; Maintenance; Inspection .......................   46
   Section 8.5     Taxes on Security ........................................   46
   Section 8.6     Legal Existence; Name, Etc ...............................   47
   Section 8.7     Affiliate Transactions ...................................   47
   Section 8.8     Limitation on Other Debt .................................   47
   Section 8.9     Further Assurances .......................................   47
   Section 8.10    Estoppel Certificates ....................................   48
   Section 8.11    Notice of Certain Events .................................   48
   Section 8.12    Indemnification ..........................................   48
   Section 8.13    Application of Operating Revenues ........................   48
   Section 8.14    Use of Proceeds, Revenues ................................   49
   Section 8.15    Bank Accounts; Notices to Account Debtors;
                      Agreements with Credit Card Issuers ...................   49
   Section 8.16    License Agreement ........................................   49

   Section 8.17    Compliance with Laws and Contractual Obligations .........   49
   Section 8.18    FF&E Expenditures ........................................   50
   Section 8.19    Representations and Warranties ...........................   50
   Section 8.20    Post-Closing Work ........................................   50
   Section 8.21    Interest Rate Protection Agreement .......................   50
   Section 8.22    Borrower and Operating Lessee ............................   51
ARTICLE 9 ANTI-MONEY LAUNDERING AND INTERNATIONAL TRADE CONTROLS ............   51
   Section 9.1     Compliance with International Trade Control Laws and
                      OFAC Regulations ......................................   51
   Section 9.2     Borrower's Funds .........................................   52
   Section 9.3     Borrower Compliance with Patriot Act .....................   52
   Section 9.4     Cooperation with Lender ..................................   52
   Section 9.5     Additional Events of Default .............................   52
   Section 9.6     Representations and Warranties True and Correct ..........   53
   Section 9.7     Actions Taken Pursuant to Anti-Money Laundering Laws .....   53
ARTICLE 10 EVENTS OF DEFAULT ................................................   53
   Section 10.1    Payments .................................................   53
   Section 10.2    Insurance ................................................   53
   Section 10.3    Transfer .................................................   53
   Section 10.4    Covenants ................................................   53
   Section 10.5    Representations and Warranties ...........................   54
   Section 10.6    Other Encumbrances .......................................   54
   Section 10.7    Involuntary Bankruptcy or Other Proceeding ...............   54
   Section 10.8    Voluntary Petitions, Etc .................................   54
   Section 10.9    Termination of License Agreement .........................   54
   Section 10.10   False Reports ............................................   54
   Section 10.11   Loan Documents ...........................................   54
ARTICLE 11 REMEDIES .........................................................   55
   Section 11.1    Remedies - Insolvency Events .............................   55
   Section 11.2    Remedies Other Events ....................................   55
   Section 11.3    Lender's Right to Perform the Obligations ................   55
   Section 11.4    Cross-Default; Cross-Collateralization; Waiver of
                      Marshalling of Assets .................................   56
ARTICLE 12 MISCELLANEOUS ....................................................   56
   Section 12.1    Notices ..................................................   56
   Section 12.2    Amendments and Waivers; References .......................   58
   Section 12.3    Limitation on Interest ...................................   58
   Section 12.4    Invalid Provisions .......................................   59
   Section 12.5    Reimbursement of Expenses ................................   59
   Section 12.6    Approvals; Third Parties; Conditions .....................   59
   Section 12.7    Lender Not in Control; No Partnership ....................   60
   Section 12.8    Time of the Essence ......................................   60
   Section 12.9    Successors and Assigns ...................................   60
   Section 12.10   Renewal, Extension or Rearrangement ......................   60
   Section 12.11   Waivers ..................................................   60
   Section 12.12   Cumulative Rights ........................................   61

   Section 12.13   Singular and Plural ......................................   61
   Section 12.14   Phrases ..................................................   61
   Section 12.15   Exhibits and Schedules ...................................   61
   Section 12.16   Titles of ARTICLEs, Sections and Subsections .............   61
   Section 12.17   Promotional Material .....................................   61
   Section 12.18   Survival .................................................   62
   Section 12.19   WAIVER OF JURY TRIAL .....................................   62
   Section 12.20   Punitive or Consequential Damages; Waiver ................   62
   Section 12.21   Governing Law ............................................   62
   Section 12.22   Entire Agreement .........................................   63
   Section 12.23   Counterparts .............................................   63
   Section 12.24   Sale of Loan; Participation ..............................   63
   Section 12.25   Confidentiality ..........................................   64
ARTICLE 13 LIMITATIONS ON LIABILITY .........................................   64
   Section 13.1    Limitation on Liability ..................................   64
   Section 13.2    Limitation on Liability of Lender's Officers,
                      Employees, Etc ........................................   65

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A          - LIST OF HOTELS
EXHIBIT B          - SOURCE AND USE OF FUNDS
EXHIBIT C          - REQUEST FOR ADVANCE
SCHEDULE 2.1       - ADVANCE CONDITIONS
SCHEDULE 2.2       - LETTERS OF CREDIT
SCHEDULE 2.3(1)    - FORM OF PAY DOWN NOTICE
SCHEDULE 2.5(5)    - NOTICE OF CONTINUATION
SCHEDULE 2.16      - INTEREST RATE PROTECTION AGREEMENT
SCHEDULE 6.1       - ORGANIZATIONAL MATTERS
SCHEDULE 6.17      - CREDIT CARD ISSUERS
SCHEDULE 8.3       - APPROVED PROPERTY MANAGERS
SCHEDULE 8.16      - APPROVED LICENSORS
SCHEDULE 8.20(1)   - IMMEDIATE REPAIRS AND BRAND REQUIREMENTS
SCHEDULE 8.20(2)   - OTHER POST-CLOSING REQUIREMENTS

                                 LOAN AGREEMENT

     This Loan Agreement (this "AGREEMENT") is entered into as of March 11, 2005 between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("LENDER"), and WINSTON SPE II LLC, a Delaware limited liability company ("BORROWER").

                                   ARTICLE 1

                               CERTAIN DEFINITIONS

          Section 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

     "ADVANCE" has the meaning assigned in Section 2.1(1).

     "AFFILIATE" means, as to any Person, (a) any corporation in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, directly or indirectly owns or controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which such Person or any partner, shareholder, director, officer, member, or manager of such Person, at any level, is a partner, joint venturer or member, (c) any trust in which such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, or any individual related by birth, adoption or marriage to such Person, is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or controlled by (or is under common control with) such Person or any partner, shareholder, director, officer, member or manager of such Person, at any level, (e) any partner, shareholder, director, officer, member, manager or employee of such Person, or (f) any individual related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of such Person. Each Borrower Party shall be deemed to be an Affiliate of Borrower.

     "AGREEMENT" means this Loan Agreement.

     "ANNUAL BUDGET" has the meaning assigned in Section 7.5.

     "ANTI-MONEY LAUNDERING LAWS" means those laws, regulations and sanctions, state and federal, criminal and civil, that (a) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (b) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (c) require identification and documentation of the parties with whom a Financial Institution conducts business; or (d) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the Patriot Act, the Bank Secrecy Act , the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

     "APPLICABLE MARGIN" means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Loan, as determined by reference to Section 2.5(1).

     "ASSIGNMENT OF RENTS AND LEASES" means, individually or collectively, as the context may require, the Assignment of Rents, Leases and Income, executed by Borrower for the benefit of Lender, and pertaining to leases and other occupancy or use of space in the Projects or any of them.

     "BANK AGENCY AGREEMENT" means a bank agency or blocked account agreement in form and substance satisfactory to Lender among Lender, Borrower, Property Manager, if applicable, and each bank or other financial institution which holds one or more depository accounts of Borrower or Property Manager acknowledging Lender's lien upon such account(s) and the funds therein, the bank's or financial institution's no off-set agreement and Lender's ability to block the account(s) during the continuance of an Event of Default.

     "BANK SECRECY ACT" means the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq.

     "BORROWER PARTY" means Borrower, Joinder Party and SPE Equity Owner.

     "BORROWING AVAILABILITY" means, as of any date of determination by Lender, the Borrowing Base less the sum of the Loan then outstanding.

     "BORROWING BASE" means, as of any date of determination by Lender, an amount equal to the lesser of (a) the Commitment or (b) the amount that results in a Cash on Cash Return of thirteen percent (13%).

     "BRAND REQUIREMENTS" means the repairs and replacements to the Projects currently required under the License Agreements and identified as "BRAND REQUIRED CAPITAL" in Schedule 8.20(1).

     "BUDGET APPROVAL PERIOD" means any Fiscal Year or portion thereof in which either (a) an Event of Default exists, (b) the Cash on Cash Return is less than thirteen percent (13%), or (c) the Debt Service Coverage is less than 1.4 to 1.0.

     "BUSINESS DAY" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

     "BUSINESS PLAN" has the meaning assigned in Section 7.5.

     "CAPITAL BUDGET" has the meaning assigned in Section 7.5.

     "CASH ON CASH RETURN" means, as of any date, the ratio, expressed as a percentage, of (a) Underwritten NOI as of such date, to (b) the outstanding principal balance of the Loan as of such date, including (i) any proposed advance for which the Cash on Cash Return is being determined and (ii) the outstanding balance of all Letter of Credit Obligations.

     "CHANGE OF CONTROL" means any of the following with reference to the
Company: (a) any Person or group of Persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the issued and outstanding shares of capital Stock of the Company having the right to vote for the election of directors of the Company under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by the board of directors of the Company or whose nomination for election by the Stockholders of the Company was approved by a vote of at least 50% of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office, or (c) the Company ceases to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding capital Stock of Borrower.

     "CLOSING DATE" means the date of this Agreement.

     "COLLATERAL" means the Project and all other "Mortgaged Property" described in the Mortgage, and any other property that at any time secures the Loan or any portion thereof.

     "COMMITMENT" means commitment of Lender to make Advances and/or incur Letter of Credit Obligations, which commitment shall be One Hundred Fifty-Five Million Dollars ($155,000,000) on the Closing Date, as such amount may be permanently reduced pursuant to Section 2.3(1).

     "COMPANY" means Winston Hotels, Inc., a North Carolina corporation, and its permitted successors and assigns.

     "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, beneficial interests, by contract or otherwise. The definition is to be construed to apply equally to variations of the word "Control" including "Controlled," "Controlling" or "Controlled by," except as otherwise provided with respect to the Company in the definition of "Change of Control."

     "CREDIT CARD ISSUER" has the meaning assigned in Part A of Schedule 2.1.

     "DEBT" means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or any of its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person or any of its assets would be liable or subject, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all monetary obligations under leases that constitute capital leases for which such Person or any of its assets is liable or subject, and (f) all monetary obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person or any of its assets is liable or subject, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

     "DEBT SERVICE" means the aggregate interest and other payments due under the Loan (and under any other permitted Debt relating to the Project permitted hereunder or expressly approved by Lender) for the period of time for which calculated. The foregoing calculation shall exclude payments applied to escrows or reserves required by Lender.

     "DEBT SERVICE COVERAGE" means, for the period of time for which calculation is being made, the ratio of Underwritten NOI to annualized Debt Service.

     "DEFAULT RATE" has the meaning assigned in Section 2.5.

     "DEPOSITORY ACCOUNT" means a depository account of Borrower or Property Manager subject to a Bank Agency Agreement.

     "ENVIRONMENTAL LAWS" means any federal, state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing the environment or Hazardous Materials, including, without limitation, such laws governing or regulating (a) the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials,
(b) the transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of such property, or (c) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means any subsidiary or any person, trade or business (whether or not incorporated) that is, or was at any time during the previous six (6) years, along with Borrower or any subsidiary, in the same controlled group of corporations, under common control, or otherwise, treated as a single employer for any purpose under Section 414 of the IRC.

     "EVENT OF DEFAULT" has the meaning assigned in Article 10.

     "FEES" means any and all fees payable to Lender pursuant to the Agreement or any of the other Loan Documents.

     "FF&E" means all fixtures, furnishings, equipment, furniture and other items of tangible personal property now or hereafter located at the Projects or used in connection with the use, occupancy, operation and maintenance of all or any part of the Projects, including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurants, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials, reservation system computer and related equipment, all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of, the Projects and any vehicles located at the Projects and owned or acquired by Borrower or Operating Lessee. FF&E shall not include stocks of food and other supplies held for consumption in normal operation or the property of hotel retail tenants or hotel guests or the tangible personal property owned by Licensor or Property Manager.

     "FINANCIAL INSTITUTION" means a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended.

     "FISCAL QUARTER" means any of the quarterly accounting periods of Borrower, ending on March 31, June 30, September 30 and December 31 of each year.

     "FISCAL YEAR" means any of the annual accounting periods of Borrower ending on December 31 of each year.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HAZARDOUS MATERIALS" means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs),
(d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, (h) toxic mold, or (i) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

     "HOTEL" means the hotels owned by Borrower and listed in Exhibit A, or any of them, as the context may require.

     "IMMEDIATE REPAIRS" means the repairs and improvements to the Projects in the amounts listed under the headings "IMMEDIATE" and "ADA" in Schedule 8.20(1). The Immediate Repairs are detailed in schedules entitled "Opinions of Probable Costs - Deferred Maintenance & Existing Deficiencies" and "Opinions of ADA Modifications" prepared by IVI International, Inc., and delivered to Borrower prior to the Closing Date.

     "INDEPENDENT DIRECTOR" means an individual who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five (5) years, and shall not be at any time while serving as an Independent Director of the SPE Equity Owner or Borrower if a single member limited liability company, if applicable, either (a) a shareholder of, or an officer, director, partner or employee of, Borrower or SPE Equity Owner or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (b) a known material customer of or supplier to Borrower or SPE Equity Owner or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (c) a person or other entity Controlling or under common Control with any such shareholder, officer, director, partner, member, employee, supplier or customer, or (d) a member of the immediate family of any such shareholder, officer, director, partner, member, employee, supplier or customer.

     "INDEX RATE" means, for any day, a floating rate equal to the rate publicly quoted from time to time by The Wall Street Journal as the "prime rate" (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled "Selected Interest Rates" as the Bank prime loan rate or its equivalent). Each change in any interest rate provided for in this Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

     "INTEREST HOLDER" has the meaning assigned in Section 8.1.

     "INTEREST PAYMENT DATE" means the first Business Day of each month to occur while the Loan is outstanding, provided that, in addition to the foregoing, each of (x) the date upon which the Commitment has been terminated and the Loan has been paid in full and (y) the Maturity Date shall be deemed to be an "Interest Payment Date" with respect to any interest that has then accrued under this Agreement.

     "INTEREST RATE PROTECTION AGREEMENT" has the meaning assigned in Schedule 2.16.

     "JOINDER" means the Joinder executed by Joinder Party and attached to this Agreement.

     "JOINDER PARTY" means the Company.

     "L/C ISSUER" has the meaning assigned in Schedule 2.2.

     "L/C SUBLIMIT" has the meaning assigned in Schedule 2.2.

     "LEASES" means all leases of retail or other commercial space at the Projects which either (a) have a term longer than five (5) years or (b) demise more than 4,000 square feet and require annual rent payments greater than $50,000.

     "LENDER CASH TEST" means the determination by Lender of Cash on Cash Return, which determination shall be made by Lender (a) monthly within fifteen
(15) days of Lender's receipt of the Monthly Report and (b) at any earlier date upon which Borrower has requested Advances and/or Letter of Credit Obligations in the aggregate amount of $10,000,000 since the date of Lender's last preceding determination of Cash on Cash Return.

     "LETTERS OF CREDIT" means standby letters of credit issued for the account of Borrower by any L/C Issuer for which Lender has incurred Letter of Credit Obligations.

     "LETTER OF CREDIT FEE" has the meaning assigned in Schedule 2.2.

     "LETTER OF CREDIT OBLIGATIONS" means all outstanding obligations incurred by Lender at the request of Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by Lender or another L/C Issuer. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at any time by Lender thereupon or pursuant thereto.

     "LIBOR BUSINESS DAY" means a Business Day on which banks in the city of London are generally open for interbank or foreign exchange transactions.

     "LIBOR LOAN" means the Loan or any portion thereof bearing interest by reference to the LIBOR Rate.

     "LIBOR PERIOD" means each period commencing on a LIBOR Business Day selected by Borrower pursuant to this Agreement and ending one, two, three, four or six months thereafter, as selected by Borrower's irrevocable notice to Lender as set forth in Section 2.5(5); provided that the foregoing provision relating to LIBOR Periods is subject to the following:

          (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

          (b) any LIBOR Period that would otherwise extend beyond the Maturity Date shall end two (2) LIBOR Business Days prior to such date;

          (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

          (d) Borrower shall select LIBOR Periods so as not to require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such Loan; and

          (e) Borrower shall select LIBOR Periods so that there shall be no more than twelve (12) separate LIBOR Loans in existence at any one time.

     "LIBOR RATE" means for each LIBOR Period, a rate of interest determined by Lender equal to:

          (a) the U.S. Dollar rate listed on page 3750 (i.e., the LIBOR page) of the Telerate News Services titled "BRITISH BANKER ASSOCIATION INTEREST SETTLEMENT RATES" for the offering of Dollar deposits having a term comparable to such LIBOR Period, determined as of 11:00 a.m. London Time on the second
(2nd) full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day in which event the next succeeding LIBOR Business Day which is also a Business Day will be used); divided by

          (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (if any) in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System; provided that Lender acknowledges that no such reserve requirements apply to General Electric Capital Corporation as of the Closing Date.

     If the Telerate News Services publishes more than one (1) such LIBOR Rate, the average of such rates shall apply, or ceases to publish the LIBOR Rate, then the LIBOR Rate shall be determined from such substitute financial reporting service as Lender in its discretion shall determine.

     "LICENSE AGREEMENT" means, individually or collectively, as the context may require, the franchise or license agreements for the Hotels or any of them, together with all permitted amendments and extensions thereof.

     "LICENSOR" means, individually or collectively, as the context may require, the franchisors or licensors under the License Agreements.

     "LIEN" means any interest, or claim thereof, in the Collateral securing an obligation owed to, or a claim by, any Person other than the owner of the Collateral, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Collateral.

     "LIQUOR LICENSE" means, individually or collectively, as the context may require, the liquor licenses permitting the sale of alcoholic beverages at the Projects.

     "LIQUOR LICENSE AGREEMENT" means, individually or collectively, as the context may require, the agreements between Lender and the holder of a Liquor License relating to the operation, after an Event of Default, of bar and other facilities requiring the sale or service of alcoholic beverages at the Projects.

     "LOAN" or "LOANS" means, at any time, the sum of (i) the aggregate amount of Advances outstanding to Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on behalf of Borrower. Unless the context otherwise requires, references to the outstanding principal balance of the Loan shall include the outstanding balance of Letter of Credit Obligations.

     "LOAN ACCOUNT" has the meaning assigned in Section 2.9.

     "LOAN DOCUMENTS" means: (a) this Agreement, (b) the Note, (c) the Mortgage,
(d) the Assignment of Rents and Leases, (e) UCC financing statements, (f) a collateral assignment of the

Interest Rate Protection Agreement, (g) such assignments of management agreements, contracts and other rights relating to the Collateral as may be required by Lender, (h) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (i) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

     "LOAN YEAR" means the period between the Closing Date and March 31, 2006 for the first Loan Year and the period between each succeeding April 1 and March 31 until the Maturity Date.

     "MANAGEMENT AGREEMENT" means, individually or collectively, as the context may require, the agreements between Borrower or Operating Lessee and Property Manager for the management of the Projects, together with all permitted amendments and extensions thereof.

     "MASTER STANDBY AGREEMENT" means the Master Agreement for Standby Letters of Credit between Borrower, as Applicant, and GE Capital as Issuer.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, or financial or other condition of Borrower or the Company considered as a whole, (b) Borrower's ability to pay the Loan and the other Obligations in accordance with the terms of this Agreement, (c) Lender's Liens on the Collateral or the priority of such Liens, or (d) Lender's rights and remedies under this Agreement and the other Loan Documents.

     "MATURITY DATE" means the earlier of (a) March 31, 2010, or (b) any earlier date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

     "MONTHLY REPORT" has the meaning assigned in Section 7.1.

     "MORTGAGE" means, individually or collectively, as the context may require, the Mortgage, Security Agreement and Fixture Filing, or the Deed of Trust, Security Agreement and Fixture Filing, executed by Borrower in favor of Lender, covering the Projects or any of them.

     "MULTIEMPLOYER PLAN" means and multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate contributes, is obligated to contribute or was required to contribute within the immediately preceding six (6) years.

     "NOTE" or "NOTES" has the meaning assigned in Section 2.1(1)(b).

     "NOTICE OF ADVANCE" has the meaning assigned in Section 2.1(1).

     "NOTICE OF CONTINUATION" has the meaning assigned in Section 2.5(5).

     "OBLIGATIONS" means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Borrower Party to Lender under the Loan Documents, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under this Agreement or any of the other Loan Documents. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding in bankruptcy by or against any Borrower Party, whether or not allowed in such case or proceeding), Fees, hedging obligations under swaps, caps and collar arrangements, expenses, attorneys' fees and any other sum chargeable to any Borrower Party under this Agreement or any of the other Loan Documents.

     "OFAC" means the Office of Foreign Assets Control, Department of the Treasury.

     "OPERATING EXPENSES" means, for any period, all reasonable and necessary expenses of operating the Projects in the ordinary course of business which are accounted for by Borrower during such period using the accrual method in accordance with GAAP and the Uniform System of Accounts and which are directly associated with and fairly allocable to the Projects for the applicable period, including ad valorem real estate taxes and assessments, insurance premiums, maintenance costs, management fees and costs, wages, salaries, personnel expenses, accounting, legal and other professional fees, fees and other expenses incurred by Lender and reimbursed by Borrower under the Loan Documents and deposits to any capital replacement, leasing or other reserves required by any Licensor. Operating Expenses shall exclude Debt Service, capital expenditures, tenant improvement costs, leasing commissions, any of the foregoing operating expenses which are paid from deposits to cash reserves and such deposits were previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Any management fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with Lender's prior approval. Operating Expenses shall not include federal, state or local income taxes.

     "OPERATING LEASE" means any lease pursuant to which Operating Lessee operates a Hotel, together with all permitted amendments and extensions thereof.

     "OPERATING LESSEE" means Barclay Hospitality Services Inc., a North Carolina corporation, or any successor party approved by Lender to operate a Hotel pursuant to an Operating Lease.

     "OPERATING REVENUES" means, for any period, all receipts revenues, income and proceeds of sales or services of every kind earned by Borrower or Operating Lessee, directly or indirectly, from the ownership or operation of the Projects during such period, determined on an accrual basis in accordance with GAAP and the Uniform System of Accounts, including, without limitation or duplication, revenues from rentals, expense pass-throughs, fees and service charges to tenants, subtenants, licensees or other occupants of commercial or retail space in the Projects, revenues from the use or rental of guest rooms and suites, conference and banquet rooms, revenue from food and beverage service and facilities, including off-site catering, telephone services, guest laundry services, vending, including mini-bars, television, recreational and health club facilities and parking and any other items of revenue, receipts or income identified in the Uniform System of Accounts, interest income, proceeds of insurance or condemnation not used or escrowed for repairs, forfeited guest deposits, deposits made by and refunded to Borrower or Operating Lessee, damage recoveries to the extent not used or escrowed for repairs and proceeds of the sale of damaged or obsolete furniture, fixtures or equipment to the extent not used or escrowed to purchase replacement furniture, fixtures or equipment, but not including (i) taxes collected by Borrower or Operating Lessee for payment to governmental authorities, (ii) gratuities or service charges collected by Borrower or Operating Lessee for payment to employees or other persons performing services in the Project or (iii) such other exclusions as may be reasonably approved by Lender.

     "PATRIOT ACT" means the USA PATRIOT Act of 2001, Pub. L. No. 107-56.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

     "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than any Multiemployer Plan) that is subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA or Section 412 of the Internal Revenue Code under which Borrower or any ERISA Affiliate contributes, is obligated to contribute or was required to contribute within the immediately preceding six (6) years.

     "POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default if not waived or cured.

     "PROJECT" or "PROJECTS" means, individually or collectively, as the context may require, the Hotels and all related facilities, amenities, fixtures, and personal property owned by Borrower and Operating Lessee and any improvements now or hereafter located on the Property.

     "PROPERTY" means, individually or collectively, as the context may require, the land on which the Hotels or any of them is situated.

     "PROPERTY MANAGER" means, individually or collectively, as the context may require, the existing managers of the Projects or any of them, all of which have already been approved by Lender, and any successor manager reasonably approved by Lender or listed on Schedule 8.3.

     "PUBLIC COMPANY" means an issuer required to file reports with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended.

     "RESTORATION THRESHOLD" means, as of any date, the greater of (a) 2.5% of the replacement value of the improvements at a Project as of such date, and (b) $250,000.

     "SINGLE PURPOSE ENTITY" means:

          (a) a corporation, limited partnership or limited liability company which, at all times since its formation and thereafter:

               (i) has not and shall not engage in any business or activity other than with respect to Borrower, the ownership, operation and maintenance of the Project, and activities incidental thereto;

               (ii) has not and shall not, acquire or own any assets other than with respect to Borrower, the Project and such incidental personal property as may be necessary or useful for the operation of the Project;

               (iii) if such entity is (A) a limited liability company (other than a single member limited liability company which satisfies the requirements of clause (iv) below), has had and shall have at least one member that satisfies the requirements of subsection (b) below, and (B) a limited partnership, all of its general partners have satisfied and shall satisfy the requirements of subsection (b) below;

               (iv) if such entity is a single member limited liability company, such entity shall be (A) formed and organized under Delaware law and otherwise comply with all other Rating Agency criteria for single member limited liability companies (including, without limitation, the inclusion of a "springing member" and delivery of Delaware single member liability company opinions reasonably acceptable in all respects to Lender; and (B) such entity shall have at least one (1) Independent Director on its board of managers;

               (v) if such entity is a corporation, has had and shall have at least one (1) Independent Director on its board of directors;

               (vi) has and shall preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its formation or organization;

               (vii) has not and shall not merge or consolidate with any other Person;

               (viii) has not taken, and shall not take, any action to dissolve, wind-up, terminate or liquidate in whole or in part; to sell, transfer or otherwise dispose of all or substantially all of its assets; to change its legal structure, transfer, or permit the direct or indirect transfer of, any partnership, membership or other equity interests, as applicable, other than as permitted by Section 8.1;

               (ix) shall not, without the unanimous written consent of all Borrower's partners, members, or shareholders, as applicable, and the written consent of 100% of the members of the board of directors of the SPE Equity Owner or board of managers in the case of a single member limited liability company, including without limitation the Independent Director: (A) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute;
(B) seek or consent to the appointment of a receiver, liquidator or any similar official; or (C) make an assignment for the benefit of creditors;

               (x) shall not amend or restate its organizational documents if such change would adversely impact the requirements set forth in this definition;

               (xi) shall not own any subsidiary or make any investment in, any other Person;

               (xii) shall not commingle its assets with the assets of any other Person;

               (xiii) shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation), other than the Loan and customary unsecured trade payables incurred in the ordinary course of owning and operating the Projects provided the same are not evidenced by a promissory note, do not exceed, in the aggregate, at any time a maximum amount of fifteen percent (15%) of Operating Expenses (excluding real estate taxes and insurance premiums) and are paid within ninety (90) days of the date incurred;

               (xiv) shall maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person, except as provided in (xix) below and except that Borrower's financial results may also be included in the financial statements of the Company;

               (xv) shall only enter into any contract or agreement with any general partner, member, shareholder, principal or Affiliate of Borrower or Joinder Party upon terms and conditions that are fair and substantially similar to those that would be available on an arms-length basis with third parties;

               (xvi) shall not maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

               (xvii) shall not assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of another Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person;

               (xviii) shall not make any loans or advances to any other Person;

               (xix) shall report its income for tax purposes and related tax items on the tax returns of the Company, since Borrower as a single member limited liability company is disregarded for tax purposes;

               (xx) shall hold itself out to the public as a legal entity separate and distinct from any other Person and conduct its business solely in its own name and shall correct any known misunderstanding regarding its separate identity;

               (xxi) shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

               (xxii) shall allocate shared expenses (including, without limitation, shared office space) and to use separate stationery, invoices and checks;

               (xxiii) shall pay (or cause the Property Manager to pay on behalf of Borrower from Borrower's funds) its own liabilities (including, without limitation, salaries of its own employees) from its own funds; and

               (xxiv) shall not acquire obligations or securities of its partners, members or shareholders, as applicable.

          (b) SPE Equity Owner Criteria. With respect to SPE Equity Owner, a "SINGLE PURPOSE ENTITY" means a corporation which, at all times since its formation and thereafter complies in its own right with each of the requirements contained in subsection (a)(iv)-(xxiv) above, except that:

               (i) with respect to subsection (a)(i) the SPE Equity Owner shall not engage in any business or activity other than being the sole managing member or general partner, as the case may be, of the Borrower and owning its equity interest in Borrower;

               (ii) with respect to subsection (a)(ii), the SPE Equity Owner has not and shall not acquire or own any assets other than its equity interest in Borrower; and

               (iii) with respect to subsection (a)(xiii) the SPE Equity Owner has not and shall not incur any debt, secured or unsecured, direct or contingent (including, without limitation, guaranteeing any obligation).

     "SITE ASSESSMENT" means an environmental engineering report for the Project prepared by an engineer engaged by Lender at Borrower's expense, and in a manner reasonably satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E 1527-93 (or any successor thereto published by ASTM) and other good customary and commercial practice.

     "SPE EQUITY OWNER" means Winston Manager II LLC, a Delaware limited liability company.

     "SPECIALLY DESIGNATED NATIONAL AND BLOCKED PERSONS" means those Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC.

     "STANDARD ADJUSTMENTS" means the following assumptions to be made when calculating Underwritten NOI: (a) an occupancy rate equal to the lesser of the Project's actual occupancy rate or a seventy-five percent (75%) occupancy rate;
(b) franchise, management and marketing fees equal to the greater of (i) actual franchise, marketing and management fees paid or (ii) twelve and one-half percent (12.5%) of Operating Revenues, (c) FF&E expenditures equal to the Minimum Replacement Amount (as defined in Section 8.18); and (d) the exclusion of Operating Revenues and Operating Expenses from Unlicensed Hotels.

     "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests, or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

     "STOCKHOLDER" means, with respect to any Person, each holder of Stock of such Person.

     "TAXES" means taxes, levies, imposts, deductions, withholdings, and all interest, penalties or similar liabilities with respect thereto, excluding any franchise or other taxes imposed on or measured by the income of Lender by the jurisdictions under the laws of which Lender is organized or conducts business or any political subdivision thereof.

     "TERMINATION DATE" means the date on which the Loan has been indefeasibly repaid in full and all other Obligations under this Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Schedule 2.2, and Borrower shall not have any further right to borrow any monies under this Agreement.

     "TRANSFER" has the meaning assigned in Section 8.1.

     "UNLICENSED HOTEL" means (a) any Hotel whose License has been surrendered or cancelled by Borrower and for which no replacement License satisfying the requirements of Section 8.16 has been entered after sixty (60) days of such surrender or cancellation, and (b) any Hotel whose License has been terminated by the Licensor and for which no replacement License satisfying the requirements of Section 8.16 has been entered into.

     "U.S. PERSON" means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories.

     "UCC" means the Uniform Commercial Code as enacted and in effect in the state where the Project is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term in this Agreement or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Liens on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Project is located, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

     "UNDERWRITTEN NOI" means the amount by which Underwritten Operating Revenues exceed Underwritten Operating Expenses, as reasonably determined by Lender on a Project-by-Project basis for the trailing 12-month period in the manner generally set forth in the Excel spreadsheet entitled "GE Cash Test Method 2-28-05" and delivered to Borrower prior to the Closing Date.

     "UNDERWRITTEN OPERATING EXPENSES" means Operating Expenses as reasonably determined and adjusted by Lender to reflect the Standard Adjustments and otherwise in accordance with its then current audit policies and procedures for properties similar to the Projects.

     "UNDERWRITTEN OPERATING REVENUES" means Operating Revenues as reasonably determined and adjusted by Lender to reflect the Standard Adjustments and otherwise in accordance with its then current audit policies and procedures for properties similar to the Projects.

     "UNIFORM SYSTEM OF ACCOUNTS" means the most current Uniform System of Accounts for the Lodging Industry published by the International Association of Hospitality Accountants.

     "WINN" means WINN Limited Partnership, a North Carolina limited partnership.

                                   ARTICLE 2

                                   LOAN TERMS

          Section 2.1 CREDIT FACILITY.

     (1) REVOLVING CREDIT FACILITY.

          (a) Lender agrees to make available to Borrower from time to time until the Maturity Date advances (each, an "ADVANCE") upon the terms and conditions set forth herein. Until the Maturity Date, Borrower may borrow, repay and reborrow under this Section 2.1(1)(a); provided that (i) Advances shall be in minimum amounts of $100,000 and integral multiples of $100,000 in excess of such amount, (ii) Lender shall not be obligated to make more than forty (40) Advances during any Loan Year, (iii) Borrower shall not be entitled to have more than twelve (12) Advances unpaid and outstanding at any time, and (iv) the amount of any Advance to be made at any time shall not exceed Borrowing Availability at such time. Each Advance shall be made on notice by Borrower given no later than (1) 11:00 a.m. (New York time) one (1) Business Day prior to the proposed Advance, or (2) 11:00 a.m. (New York time) on the date which is five (5) Business Days prior to the proposed Advance in the case of an Advance for which a Lender Cash Test is required. Each such notice (a "NOTICE OF ADVANCE") must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit C, and shall include the information required in such Exhibit and such other information as may be reasonably required by Lender. With respect to any Advance for which a Lender Cash Test is required, Borrower may elect in the Notice of Advance or by a subsequent notice to Lender to defer such Advance for a period not exceeding thirty (30) days from the date initially specified in Borrower's Notice of Advance, in which event no new Lender Cash Test shall be required with respect to such Advance but Borrower shall again submit a Notice of Advance at least one (1) Business Day prior to the date of the requested Advance; and provided further, however, that the Advance shall be subject to any monthly Lender Cash Test that may be performed during any period that such Advance is deferred but prior to the date such Advance is actually made.

          (b) To evidence the Commitment, Borrower shall execute and deliver to Lender (i) a Promissory Note in the principal face amount of $136,600,000, and
(ii) a Promissory Note in the principal amount of $18,400,000, which note (the "NEW YORK NOTE") is an amendment and restatement of Borrower's existing promissory note secured by the Hilton Garden Inn Albany Airport and is being accepted by Lender to reduce mortgage taxes payable by Borrower in New York (together, the "NOTE"). The Note shall represent the obligation of Borrower to pay the amount of the Commitment or, if less, the aggregate unpaid principal amount of all Advances made to Borrower together with interest thereon as prescribed in Section 2.5. The entire unpaid balance of the Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date.

     (2) RELIANCE ON NOTICES. Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Advance, Notice of Continuation or similar notice believed by Lender to be genuine. Lender may assume that each Person executing and delivering such a notice was duly authorized.

          Section 2.2 LETTERS OF CREDIT. Subject to and in accordance with the terms and conditions contained herein and in Schedule 2.2, Borrower shall have the right to request, and Lender agrees to incur, Letter of Credit Obligations in respect of Borrower.

          Section 2.3 PREPAYMENT.

     (1) VOLUNTARY PREPAYMENTS; REDUCTIONS IN COMMITMENT. Borrower may at any time on at least three (3) days' prior written notice to Lender substantially in the form of Schedule 2.3(1) hereto (i) voluntarily prepay all or part of the Loan and/or (ii) permanently reduce the Commitment; provided that (A) any such prepayments shall be in a minimum amount of $100,000 and integral multiples of $100,000 in excess of such amount, (B) any permanent reductions shall be in a minimum amount of $10,000,000, (C) the Commitment shall not be reduced to an amount less than $60,000,000, and (D) after giving effect to such reductions, Borrower shall comply with Section 2.3(2). In addition, on at least fifteen (15) days' prior written notice to Lender, Borrower may terminate the Commitment, provided that upon such termination the Loan and all other Obligations shall be immediately paid in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Schedule 2.2 hereto. Any such voluntary prepayment and any such permanent reduction or termination of the Commitment must be accompanied by the payment of the Fees required by
Section 2.6(3), if any, plus the payment of any LIBOR funding breakage costs in accordance with Section 2.10. Upon any such permanent reduction or termination of the Commitment, Borrower's right to request Advances, or request that Letter of Credit Obligations be incurred on its behalf, shall simultaneously be permanently reduced or terminated, as the case may be; provided that a permanent reduction of the Commitment shall require a corresponding pro rata reduction in the L/C Sublimit. Each notice of partial prepayment shall designate the Loan or other Obligations to which such prepayment is to be applied.

     (2) MANDATORY PREPAYMENT. If at any time the outstanding balance of the Loan exceeds the Borrowing Base, Borrower shall repay the aggregate outstanding Advances to the extent required to eliminate such excess within fifteen (15) days of notice from Lender.

     (3) APPLICATION OF PREPAYMENTS FROM INSURANCE AND CONDEMNATION PROCEEDS. Prepayments from insurance or condemnation proceeds in accordance with Section
3.2 or 3.3 shall be applied to Advances, but the Commitment shall not be permanently reduced by the amount of any such prepayments.

     (4) NEW YORK NOTE. Notwithstanding the foregoing, any prepayments hereunder shall be applied first to any Obligations other than the Obligations evidenced by the New York Note and shall be applied to the New York Note only after all other Obligations have been paid.

          Section 2.4 USE OF PROCEEDS. Borrower shall utilize the proceeds of the Loan for (1) the refinancing of its existing credit line from Wachovia Bank, N.A. (and to pay any related transaction expenses), (2) for the financing of Borrower's ordinary working capital and general corporate needs related to the ownership, operation, maintenance, expansion and renovation of the Hotels, and
(3) for the acquisition of Additional Projects, if any, that may be added to the Collateral under Section 2.17. Exhibit B contains a description of Borrower's sources and uses of funds as of the Closing Date. In addition, while no Event of Default exists,

Borrower may distribute the proceeds of the Loan to SPE Equity Owner for distribution to WINN and use by WINN or the Company for any lawful purpose.

          Section 2.5 INTEREST AND APPLICABLE MARGIN.

     (1) Borrower shall pay interest to Lender in arrears on each applicable Interest Payment Date at the applicable LIBOR Rate plus the Applicable Margin per annum; provided, however, that any Advance made upon less than three (3) Business Days' notice from Borrower shall bear interest at the Index Rate plus the Applicable Margin for the initial three (3) days after the making of any such advance and thereafter shall bear interest at the LIBOR Rate plus the Applicable Margin.

     As of the Closing Date, the Applicable Margin is 2.00%:

     The Applicable Margin shall be adjusted by reference to the following grid:

IF CASH ON CASH RETURN IS:                       APPLICABLE MARGIN:
--------------------------                       ------------------
greater than or equal to  27%                           1.75%
less than 27%, but greater than or equal to 20%         2.00%
less than 20%, but greater than or equal to 16%         2.25%
less than 16%, but greater than or equal to 13%         2.50%

     The Applicable Margin shall initially be determined by Lender on the Closing Date and shall continue to apply on each Interest Payment Date until such time, if any, as Lender determines on the basis of a Lender Cash Test that a different Applicable Margin applies to the Loan. At the time of any such determination, Lender shall notify Borrower of the new Applicable Margin, which shall apply to the outstanding balance of the Loan until again changed in accordance with the results of a subsequent Lender Cash Test. In addition, at the end of each Fiscal Quarter, if Lender determines on the basis of Lender Cash Tests made during such Fiscal Quarter that the Applicable Margin for any monthly payment made during such Fiscal Quarter was based on an Applicable Margin that did not accurately reflect the Cash on Cash Return for the month to which such monthly payment relates, then either (i) Borrower shall remit any deficiency to Lender within 15 days of Lender's written notice thereof, or (ii) Lender shall credit any excess to the monthly payments next due from Borrower under the Loan. If an Event of Default has occurred and is continuing at the time any reduction in the Applicable Margin is to be implemented, that reduction shall be deferred until the first day of the first calendar month following the date on which such Event of Default is waived or cured.

     (2) If any payment on the Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     (3) All computations of Fees calculated on a per annum basis and interest shall be made by Lender on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. Each determination by

Lender of an interest rate hereunder shall be presumptive evidence of the correctness of such rates and Fees in the absence of manifest error.

     (4) So long as an Event of Default has occurred and is continuing, the interest rate applicable to the Loan shall be increased by five percentage points (5%) per annum above the rate of interest otherwise applicable hereunder (the "DEFAULT RATE"). Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand.

     (5) Borrower shall have the option to continue all or any portion of the Loan as a LIBOR Loan with a different LIBOR Period upon the expiration of the applicable existing LIBOR Period, and the succeeding LIBOR Period of the continued Loan or portion thereof shall commence on the first day after the last day of the LIBOR Period of the Loan or portion thereof to be continued. Any portion of the Loan having the same proposed LIBOR Period to be continued as a LIBOR Loan must be in a minimum amount of $100,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the 3rd Business Day prior to the end of each LIBOR Period with respect to any LIBOR Loan to be continued as such. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be continued for the same LIBOR Period. Borrower must make such election by notice to Lender in writing, by telecopy or overnight courier. In the case of any continuation, such election must be made pursuant to a written notice (a "NOTICE OF CONTINUATION") in the form of Schedule 2.5(5).

     (6) Notwithstanding anything to the contrary set forth in this Section 2.5, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount that Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate.

          Section 2.6 FEES.

     (1) Borrower shall pay to Lender on the Closing Date, a commitment fee in the amount of $968,750.

     (2) As additional compensation for the Commitment, Borrower shall pay to Lender, in arrears, on the first Business Day of each Fiscal Quarter prior to the Maturity Date and on the Maturity Date, a Fee (the "UNUSED COMMITMENT FEE") for Borrower's non-use of available funds in an amount equal to the per annum percentage rate set forth in the grid below (calculated on the basis of a 360 day year for actual days elapsed) multiplied by the difference (the "UNUSED COMMITMENT") between (x) the Commitment and (y) the average for the period of the daily closing balance of the Loan outstanding during the period for which such Fee is due (the "AVERAGE LOAN BALANCE"). Reductions of the Borrowing Base pursuant to the provisions of Section 8.18 or 8.20 shall be subtracted from the Unused Commitment and no Unused

Commitment Fee shall be payable with respect thereto. The Unused Commitment Fee shall be determined by reference to the following grid:

IF AVERAGE LOAN BALANCE IS:              UNUSED COMMITMENT FEE IS:
---------------------------              -------------------------
< 48.4% of Commitment                    0.2500% of Unused Commitment
> or = 48.4% but < 65.6% of Commitment   0.1875% of Unused Commitment
> or = 65.6% but < 82.8% of Commitment   0.1250% of Unused Commitment
> or = 82.8% but < 99.9% of Commitment   0.0625% of Unused Commitment

     (3) If, on or prior to six (6) months after the Closing Date, Borrower pays after acceleration or voluntarily prepays all of the Loan and terminates the Commitment, whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, or if the Commitment is otherwise terminated in full, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder the amount of $775,000 (the "TERMINATION FEE"). If, at any time after the Closing Date, Borrower voluntarily elects from time to time to permanently reduce the Commitment in minimum amounts of $10,000,000, Borrower shall pay to Lender as liquidated damages and compensation for the costs of being prepared to make funds available hereunder an amount equal to 0.25% of the amount of each such permanent reduction (the "PARTIAL TERMINATION FEE"). Borrower agrees that the Termination Fee and the Partial Termination Fee are each a reasonable calculation of Lender's lost profits in view of the difficulties and impracticality of determining actual damages from an early termination or permanent reduction of the Commitment. Notwithstanding the foregoing, no Termination Fee or Partial Termination Fee shall be payable by Borrower upon a mandatory prepayment made pursuant to Sections 2.3(2) or 2.13(3) or upon any full prepayment of the Loan and termination of the Commitment after six (6) months from the Closing Date.

     (4) Borrower shall pay to Lender the Letter of Credit Fee as provided in
Schedule 2.2.

          Section 2.7 RECEIPT OF PAYMENTS. Borrower shall make each payment under this Agreement not later than 2:00 p.m. (New York time) on the day when due in immediately available funds. For purposes of computing interest and Fees and determining Borrowing Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds therefor are received by Lender prior to 2:00 p.m. New York time. Payments received after 2:00 p.m. New York time on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

          Section 2.8 APPLICATION AND ALLOCATION OF PAYMENTS.

     (1) So long as no Event of Default has occurred and is continuing, (i) payments matching specific scheduled payments then due shall be applied to those scheduled payments; (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 2.3(1); and (iii) mandatory prepayments shall be applied as set forth in Section 2.3(2). As to any other payment, and as to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the Obligations as Lender may deem advisable notwithstanding any previous entry by Lender in the Loan Account or any other books and records. In the absence of a specific determination by Lender with respect thereto, payments shall be applied to amounts then due and payable in the following order: (1) to Fees and Lender's expenses reimbursable hereunder;
(2) to interest on the Loans, ratably in proportion to the interest accrued as to each Loan or portion thereof; (3) to principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Schedule 2.2, ratably to the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (4) to all other Obligations.

     (2) Lender is authorized to, and at its sole election may, charge to the Loan balance on behalf of Borrower and cause to be paid all Fees, reasonable costs and expenses, and interest and principal, other than principal of the Loan, owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to pay promptly any such amounts as and when due after receipt of Lender's invoice therefor and provided that Borrower has not promptly disputed the charges reflected therein, even if the amount of such charges would exceed Borrowing Availability at such time. At Lender's option and to the extent permitted by law, any charges so made shall constitute part of the Loan hereunder.

          Section 2.9 LOAN ACCOUNT AND ACCOUNTING. Lender shall maintain a loan account (the "LOAN ACCOUNT") on its books to record: all Advances, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Lender's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Lender's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Lender by Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's duty to pay the Obligations. Within ten (10) Business Days after the end of each month, Lender shall render to Borrower a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account for the immediately preceding one month. Unless Borrower notifies Lender in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days after the date thereof, each and every such accounting shall be presumptive evidence of all matters reflected therein. Only those items expressly objected to (or related to items expressly objected to) in such notice shall be deemed to be disputed by Borrower.

          Section 2.10 INDEMNITY. To induce Lender to provide the LIBOR Rate option on the terms provided herein, if (i) any LIBOR Loan is repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) Borrower shall refuse to accept any borrowing of, or shall request a termination of any borrowing of or continuation of LIBOR Loans after Borrower has given notice requesting the same in accordance herewith; or (iv) Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower has given a notice thereof in accordance herewith, Borrower shall indemnify and hold harmless Lender from and against all losses, costs and reasonable expenses resulting from or arising from any of the foregoing. Such indemnification shall include any loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder. As promptly as practicable under the circumstances, Lender shall provide Borrower with its written calculation in reasonable detail of all amounts payable pursuant to this Section 2.10, and such calculation shall be binding on the parties hereto absent manifest error unless Borrower shall object in writing within thirty (30) days of receipt thereof, specifying the basis for such objection in detail.

          Section 2.11 ACCESS.

     (1) Each Borrower Party that is a party hereto shall, during normal business hours, from time to time upon two (2) Business Days' prior notice as frequently as Lender reasonably determines to be appropriate: (a) provide Lender and any of its officers, employees and agents reasonable access to its advisors, officers and employees of each Borrower Party and to the Collateral, and (b) permit Lender, and any of its officers, employees and agents, to inspect, audit and make extracts from such Borrower Party's books and records. If an Event of Default has occurred and is continuing, each such Borrower Party shall provide such access at all times and without advance notice. Each such Borrower Party shall make available to Lender and its counsel reasonably promptly originals or copies of all books and records that Lender may reasonably request. Each such Borrower Party shall deliver any document or instrument necessary for Lender, as it may from time to time reasonably request, to obtain records from any service bureau or other Person that maintains records for such Borrower Party, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by such Borrower Party. All information obtained by Lender pursuant to the provisions of this Section 2.11(1) shall be subject to the confidentiality provisions of Section 12.25. Notwithstanding the foregoing, the provisions of this Section 2.11(1) shall only apply to Borrower and not to the Company during any period that the Company is a Public Company.

     (2) During the continuance of an Event of Default (but not otherwise), Borrower shall pay Lender its out-of-pocket costs and expenses in connection with Lender's field examinations permitted under Section 2.11(1) above, and such Fees and expenses shall be charged against the Loan.

          Section 2.12 TAXES.

     (1) Any and all payments by Borrower hereunder or under the Note shall be made, in accordance with this Section 2.12, free and clear of and without deduction for any and all present or future Taxes except to the extent such deduction is required by law. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof.

     (2) Borrower shall indemnify and, within thirty (30) days of demand therefor, pay Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted; provided, however, that if Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which an increase in the amount of such payment is made or for which indemnification has been demanded pursuant to this Section 2.12, Lender shall cooperate with Borrower in challenging such Taxes at Borrower's expense if so requested by Borrower in writing.

     (3) Borrower shall not be obligated to pay any additional amounts to Lender pursuant to Section 2.12(1), or to indemnify any Lender pursuant to Section 2.12(2), in respect of Taxes to the extent imposed as a result of (i) the failure of Lender to deliver to Borrower any form or forms which would have resulted in no or reduced withholding, as applicable to Lender, (ii) such form or forms establishing an exemption from U.S. federal withholding tax or the information or certifications made therein by Lender being untrue or inaccurate on the date delivered in any material respect, or (iii) Lender designating a successor lending office at which it maintains its Loans which has the effect of causing Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation.

     (4) If Lender receives any refund with respect to Taxes for which Borrower has paid any additional amounts or indemnified amounts pursuant to this Section, then Lender shall promptly pay to Borrower the portion of the sum of such refund and any interest received with respect thereto as the parties determine will leave Lender, after such payment, in no better or worse financial position than it would have been absent the imposition of such Taxes and the payment of such additional amounts or indemnified amounts pursuant to this Section; provided, however, that Borrower agrees to promptly return any amount paid to Borrower pursuant to this subsection upon notice from Lender that such refund or any portion thereof is required to be repaid to the relevant governmental authority.

     (5) If Borrower is required to make any deduction or withholding pursuant to this Section with respect to Lender and delivers to Lender written notice of such circumstance, then, if requested by Borrower, Lender shall negotiate with Borrower in good faith with the objective of using commercially reasonable efforts to take appropriate action to eliminate or minimize the applicability of such Tax; provided that Lender shall not be required to take any action which, in the sole discretion of Lender, is inconsistent with its internal policy and legal and regulatory restrictions or is otherwise disadvantageous to Lender.

          Section 2.13 CAPITAL ADEQUACY; INCREASED COSTS; ILLEGALITY; UNAVAILABILITY.

     (1) If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case adopted after the Closing Date, from any central bank or other Governmental Authority increases the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, then

Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to compensate Lender for such reduction. A certificate as to the amount of that reduction and showing in reasonable detail the basis of the computation thereof submitted by Lender to Borrower shall be presumptive evidence of the matters set forth therein in the absence of manifest error. Notwithstanding the foregoing, this provision shall not be applicable to Borrower unless Lender asserts the equivalent right against substantially all of its comparable borrowers.

     (2) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Loan, then Borrower shall from time to time, upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Lender and showing in reasonable detail the basis of the computation thereof, shall be presumptive evidence of the matters set forth therein in the absence of manifest error. Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, Lender shall, to the extent not inconsistent with Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 2.13(2).

     (3) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of Lender without, in Lender's reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on not less than sixty (60) days' notice thereof and demand therefor by Lender to Borrower (i) the obligation of Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Loans owing to Lender, together with interest accrued thereon.

     (4) In the event, and on each occasion, that Lender shall have reasonably determined that Dollar deposits in an amount approximately equal to the portion of the principal balance of the Loan which is to bear interest with reference to a particular LIBOR Rate during such particular LIBOR Period in accordance with the provisions of this Agreement are not generally available at such time in the London Interbank Market, or reasonable means do not exist for ascertaining a LIBOR Rate for such particular LIBOR Period, then Lender shall so notify Borrower and the interest rate applicable to the portion of the principal balance with respect to which such LIBOR Rate was to pertain shall automatically be converted to the Floating Rate as of the date upon which such particular LIBOR Period was to have commenced, it being agreed that the Floating Rate shall remain in effect thereafter with respect to such portion of the principal balance unless and until Lender shall have reasonably determined that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to such portion of the principal balance shall be converted back to a LIBOR Rate determined in the manner herein set forth effective as of the first LIBOR Period which occurs ten
(10) Business Days or more after such determination by Lender. As used herein, "FLOATING RATE" means a rate per annum equal to the Index Rate plus the number of basis points the ("SPREAD") needed to be added to the Index Rate in order to equal the LIBOR Rate plus the Applicable Margin in effect immediately before the conversion of the interest rate from the LIBOR Rate plus the Applicable Margin to a Floating Rate (but in no event shall the addition of the Spread result in a reduction of the Index Rate). While the Index Rate may fluctuate over time, the Spread shall only be calculated once and shall then be effective for the entire continuous period during which the Floating Rate is in effect. Any change in the Floating Rate as a result of a change in the Index Rate shall be effective on the effective date of any such change in the Index Rate. The Floating Rate shall be calculated for the actual number of days elapsed on the basis of a 360-day year. Each determination of the Floating Rate shall be made by Lender and shall be conclusive and binding upon Borrower absent manifest error.

          Section 2.14 SINGLE LOAN. The Loan, the Letter of Credit Obligations and all of the other Obligations of Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured, until the Termination Date, by all of the Collateral.

          Section 2.15 PARTIAL RELEASES.

     (1) GENERALLY. Lender agrees that it will release a Project (a "PARTIAL RELEASE") from the liens, assignments and security interests of the Mortgage and the other Loan Documents (provided, however, Borrower shall not, in any case, have the right to substitute collateral hereunder) subject to the following conditions:

          (a) No Partial Release will be granted in the 60-day period prior to the Maturity Date.

          (b) There exists (i) no Event of Default or Potential Default in the payment of principal, interest or other amounts due under the Loan Documents, and (ii) no other Event of Default or Potential Default that would have, in Lender's reasonable judgment, a Material Adverse Effect.

          (c) Borrower provides Lender with thirty (30) days prior written notice (the "PARTIAL RELEASE NOTICE") of the proposed Partial Release together with copies of any documents which Borrower requests that Lender execute in connection with the proposed Partial Release.

          (d) Borrower shall pay to Lender, in reduction of the principal balance of the Loan, any amount (the "PARTIAL RELEASE PRINCIPAL PAYMENT") which may be required to be paid in reduction of the principal balance of the Loan in order that the Projects which have not been released will have a Cash on Cash Return at least equal to thirteen percent (13%).

          (e) Borrower shall pay all reasonable costs and expenses of Lender arising in connection with the release of the Mortgage and the other Loan Documents, including, but not limited to, reasonable legal fees of Lender's counsel, and all other reasonable costs arising in connection with the execution and delivery of the release.

          (f) No less than fifteen (15) Projects shall continue to be secured by the Loan Documents, and the Hampton Inn Durham shall not be counted against such minimum requirement unless and until Borrower delivers to Lender a Phase II Site Assessment with respect to such Hotel that is reasonably satisfactory to Lender.

          (g) No condemnation or adverse possession, as determined by Lender, zoning or usage change proceeding shall have occurred or shall have been threatened against the remaining Projects; nor shall such Projects have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; and no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a Material Adverse Effect on such remaining Projects or Borrower's or any Borrower Party's ability to perform its obligations under the Loan Documents.

          Section 2.16 SECURITY. The Loan shall be secured by the Mortgage creating a first lien on the Projects, the Assignment of Rents and Leases and the other Loan Documents. As further security for the Loan, Borrower agrees to obtain the Interest Rate Protection Agreement in accordance with Schedule 2.16.

          Section 2.17 ADDITION OF PROJECTS.

          (1) GENERALLY. Borrower shall be permitted on one or more occasions to add a Project to the Collateral (the "ADDITIONAL PROJECT") subject to the following conditions:

               (a) No Additional Project shall be added to the Collateral prior to the third (3rd) month or after the fifty-fourth (54th) month of the Loan term.

               (b) The Additional Project must be a hotel property acceptable to Lender in its sole discretion.

               (c) The Cash on Cash Return after the addition of the Additional Project shall equal or exceed thirteen percent (13%).

               (d) There exists (i) no Event of Default or Potential Default in the payment of principal, interest or other amounts due under the Loan Documents, and ((ii) no other Event of Default or Potential Default that would have, in Lender's reasonable judgment, a Material Adverse Effect.

               (e) Borrower shall provide Lender with (i) thirty (30) days' prior written notice if one (1) Additional Project is proposed, or (ii) sixty
(60) days' prior written notice if two (2) or more Additional Projects are proposed.

               (f) Borrower shall provide Lender with all information reasonably required by Lender to evaluate the Additional Project, including historical income and expense information and other information of the type required by Lender in connection with its underwriting of the existing Projects.

               (g) Borrower shall execute and deliver to Lender such amendments and additions to the Loan Documents, which shall be similar to and consistent with the terms of the existing Loan Documents, as shall be reasonably required to add the Additional Project to the Collateral upon the terms applicable to the existing Projects under this Agreement.

               (h) Borrower shall deliver to Lender items 4-29 (excluding 20(a)) set forth in Schedule 2.1, Part A with respect to the Additional Project.

               (i) Borrower shall pay Lender's reasonable costs and expenses in underwriting, documenting and closing the addition of the Additional Project, including reasonable fees and expenses of Lender's inspecting engineers, consultants and outside counsel, which shall be payable by Borrower whether or not closing occurs. If required by Lender, Borrower shall deposit with Lender an amount sufficient to ensure payment of all such costs and expenses.

                                    ARTICLE 3

                      INSURANCE, CONDEMNATION, AND IMPOUNDS

          Section 3.1 INSURANCE. Borrower shall maintain insurance as follows:

          (1) CASUALTY; BUSINESS INTERRUPTION. Borrower shall keep each Project insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof on a replacement cost claim recovery basis (without reduction for depreciation or co-insurance and without any exclusions or reduction of policy limits for acts of terrorism or other specified action/inaction), and shall maintain acts of terrorism endorsement coverage and such other casualty insurance as reasonably required by Lender. Lender reserves the right to reasonably require from time to time the following additional insurance: flood, earthquake/sinkhole, windstorm, worker's compensation and/or building law or ordinance. Borrower shall keep each Project insured against loss by flood if the Project is located currently or at any time in the future in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994 (as such acts may from time to time be amended) in an amount at least equal to the lesser of (a) the value of such Project as reasonably determined by Lender or (b) the maximum limit of coverage available under said acts. Any such flood insurance policy shall be issued in accordance with the requirements and current guidelines of the Federal Insurance Administration. The proceeds of insurance paid on account of any damage or destruction to a Project shall be paid to Lender to be applied as provided in
Section 3.2.

          (2) LIABILITY. Borrower shall maintain (a) commercial general liability insurance with respect to each Project providing for limits of liability of not less than $2,000,000 for both injury to or death of a person and for property damage per occurrence; (b) worker's compensation insurance to statutory limits, and employer's liability insurance covering employees at the Project employed by Borrower or Property Manager (to the extent required, and in the amounts required by applicable laws); (c) business interruption insurance, including use and occupancy, rental income loss and extra expense, against all periods covered by Borrower's property insurance for a limit equal to twelve (12) calendar months' exposure; (d) "Dram Shop" and/or "Innkeeper's Liability" insurance in the amount of One Million Dollars ($1,000,000) against claims or liabilities arising directly or indirectly to Persons or property on account of the sale or dispensing of beer, wine or other alcoholic beverages shall also be furnished, including in such coverage loss of means of support, all in amount that may be required by applicable laws or as Lender may reasonably specify if any part of the Project is now or hereafter used for the sale or dispensing of beer, wine or any other alcoholic beverages;
(e) employee dishonesty, and money and securities insurance (inside and out), depositors forgery, and liability for guests' property on a blanket basis covering all employees of Borrower or Property Manager who have access to or are responsible for the handling of Borrower's funds, guest property or tenant security deposits, in such amounts as Lender shall require from time to time, but in no event less than One Million Dollars ($1,000,000); (f) Umbrella liability on a following-form basis with limits of Four Million Dollars ($4,000,000) per occurrence and annual aggregate, and (g) builder's risk insurance, as applicable, in amounts and with coverages reasonably required by Lender.

          (3) OTHER INSURANCE. Borrower shall maintain such other insurance with respect to the Project as reasonably required by Lender.

          (4) FORM AND QUALITY. All insurance policies shall be endorsed in form and substance reasonably acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for, shall be issued by appropriately licensed insurance companies reasonably acceptable to Lender with a rating of "A-IX" or better as established by A.M. Best's Rating Guide or "AA" as established by Standard & Poor's, and shall be in such form, and shall contain such provisions, deductibles (with no increased deductible for acts of terrorism or other specified action/inaction) and expiration dates, as are reasonably acceptable to Lender. Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. Blanket policies shall be permitted only if Lender receives appropriate endorsements and/or duplicate policies containing Lender's right to continue coverage on a pro rata pass-through basis and that coverage will not be affected by any loss on other properties covered by the policies. If Borrower fails to maintain insurance in compliance with this Section 3.1, Lender may obtain such insurance and pay the premium therefor and Borrower shall, on demand, reimburse Lender for all expenses incurred in connection therewith.

          (5) ASSIGNMENT. Borrower shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. If Borrower elects to obtain any insurance which is not required under this Agreement (including earthquake insurance), all related insurance policies shall be endorsed in compliance with Section 3.1(4), and such additional insurance shall not be canceled without prior notice to Lender. From time to time upon Lender's request, Borrower shall identify to Lender all insurance maintained by Borrower with respect to the Projects. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

          (6) ADJUSTMENTS. Borrower shall give prompt written notice of any loss in excess of the applicable policy's deductible amount to the insurance carrier and to Lender. Borrower hereby irrevocably authorizes and empowers Lender, as limited attorney-in-fact for Borrower coupled with an interest, to notify any of Borrower's insurance carriers to add Lender as a loss payee, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrower (regardless of whether such policy is required under this Agreement), to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's reasonable expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1(6), however, shall require Lender to incur any expense or take any action hereunder.

          (7) LENDER'S RIGHT TO PURCHASE INSURANCE. In the event Borrower fails to provide Lender with evidence of the insurance coverage required by this Agreement, Lender may purchase insurance at Borrower's expense to protect Lender's interests in the Projects. This insurance may, but need not, protect Borrower's interests. The coverage purchased by Lender may not pay any claim made by Borrower or any claim that is made against Borrower in connection with a Project. Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence that Borrower has obtained insurance as required by this Agreement. If Lender purchases insurance for a Project, Borrower will be responsible for the costs of that insurance, including interest and other charges imposed by Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Loan. The costs of the insurance may be more than the cost of insurance Borrower is able to obtain on its own.

          Section 3.2 USE AND APPLICATION OF INSURANCE PROCEEDS. Lender shall apply insurance proceeds to costs of restoring a Project or the Loan as follows:

          (1) if the loss is less than or equal to the Restoration Threshold, Lender shall permit Borrower to apply the insurance proceeds to restoration provided (a) no Event of Default or Potential Default exists, and (b) Borrower promptly commences and is diligently pursuing restoration of the Project;

          (2) if the loss exceeds the Restoration Threshold, but is not more than 40% of the replacement value of the improvements (for projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the project as a whole), Lender shall apply the insurance proceeds to restoration provided that at all times during such restoration (a) no Event of Default or Potential Default exists; (b) Lender determines that there are sufficient funds available to restore and repair the Project to a condition approved by Lender; (c) Lender determines that the Underwritten NOI (including business interruption or rental income loss insurance received on account of the loss) from all Projects during restoration will be sufficient to pay Debt Service during restoration; (d) Lender determines that after restoration Cash on Cash Return will be at least equal to thirteen percent (13%); (e) Lender determines that restoration and repair of the Project to a condition approved by Lender will be completed within twelve (12) months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; (f) Borrower promptly commences and is diligently pursuing restoration of the Project; and (g) the Project after the restoration will be in compliance with and permitted under all applicable zoning, building and land use laws, rules, regulations and ordinances;

          (3) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Section 3.2(2) above, in Lender's sole discretion, Lender may apply any insurance proceeds it may receive to the payment of the Loan pursuant to Section 2.3(1)(i) or allow all or a portion of such proceeds to be used for the restoration of the Project; and

          (4) insurance proceeds applied to restoration pursuant to Section 3.2(2) will be disbursed according to the advance conditions set forth in
Schedule 2.1. Any insurance proceeds remaining after payment of all restoration costs shall be applied by Lender to the Loan balance or, at Lender's sole option, remitted to Borrower.

          Section 3.3 CONDEMNATION AWARDS. Borrower shall promptly notify Lender of the institution of any proceeding for the condemnation or other taking of a Project or any portion thereof. Lender may participate in any such proceeding and Borrower will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender's prior consent, Borrower
(1) shall not agree to any compensation or award, and (2) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of a Project or any part thereof are hereby assigned to and shall be paid to Lender. Borrower authorizes Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Lender's sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Project; however, if the award is less than or equal to the Restoration Threshold and Borrower requests that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances.

          Section 3.4 IMPOUNDS. While any Event of Default exists and is continuing, Borrower shall, after notice from Lender, deposit with Lender, monthly on the first day of each month, one-twelfth (1/12th) of the annual charges for ground or other rent, if any, and real estate taxes, insurance premiums, assessments and similar charges relating to the Projects (the

("IMPOUNDS"). At the time of Borrower's initial deposit with Lender of the Impounds, Borrower shall deposit with Lender a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty
(30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Lender's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Lender, without interest, and may be commingled with Lender's general funds. Borrower hereby grants to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loan. Borrower shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower before such charges are payable, is insufficient to pay such charges, Borrower shall deposit any deficiency with Lender immediately upon demand. Lender shall pay such charges when the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges.

                                   ARTICLE 4

                              ENVIRONMENTAL MATTERS

          Section 4.1 REPRESENTATIONS AND WARRANTIES ON ENVIRONMENTAL MATTERS. To Borrower's knowledge, except as set forth in the Site Assessments, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about any Project (except for cleaning and other products currently used in connection with the routine maintenance, repair, ownership or operation of the Project in full compliance with Environmental Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Projects do not violate any Environmental Laws, and (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with any Project concerning Hazardous Materials or Environmental Laws.

          Section 4.2 COVENANTS ON ENVIRONMENTAL MATTERS.

          (1) Borrower shall (a) comply in all material respects with all applicable Environmental Laws; (b) notify Lender promptly upon Borrower's discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting a Project; (c) promptly remove such Hazardous Materials and remediate the Project in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by Lender; and (d) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect any Project or Borrower.

          (2) Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (a) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Projects or the transportation of any Hazardous Materials to or from any Project (except for cleaning and other products used in connection with routine maintenance, repair, ownership or operation of the Project in compliance in all material respects with Environmental Laws), (b) installing any underground storage tanks at a Project, or (c) conducting any activity that requires a permit or other authorization under Environmental Laws.

          (3) After the Closing Date, Borrower shall provide to Lender, promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within any Project. Lender shall pay the cost of such Site Assessment or update for each Project unless Lender's request for a Site Assessment is based on either information provided under Section 4.2(1), a reasonable belief that Hazardous Materials exist at or are reasonably likely to affect such Project, a breach of representations under Section 4.1, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower's expense.

          Section 4.3 ALLOCATION OF RISKS AND INDEMNITY. As between Borrower and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting any Project, shall lie solely with Borrower. Accordingly, Borrower shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by law. Borrower shall at all times indemnify, defend and hold Lender harmless from and against any and all claims, suits, actions, debts, damages, losses, liabilities, litigations, judgments, charges, costs and expenses (including reasonable costs of defense), of any nature whatsoever proffered or incurred by Lender, whether as mortgagee or beneficiary under the Mortgage, as mortgagee in possession, or as successor-in-interest to Borrower by foreclosure deed or deed in lieu of foreclosure, and whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent or comparative negligence of Lender, under or on account of the Environmental Laws, including the assertion of any lien thereunder, with respect to: (1) a breach of any representation, warranty or covenant of Borrower contained in this Article 4;
(2) any acts performed by Lender pursuant to the provisions of this Article 4;
(3) any discharge of Hazardous Materials, the threat of discharge of any Hazardous Materials or the storage or presence of any Hazardous Materials affecting any Project whether or not the same originates or emanates from the Project or any contiguous real estate, including any loss of value of the Project as a result of the foregoing; (4) any costs of removal or remedial action incurred by the United States Government or any costs incurred by any other Person or damages from injury to, destruction of, or loss of natural resources including reasonable costs of assessing such injury, destruction or loss incurred pursuant to any Environmental Laws; (5) liability for personal injury or property damage arising under any statutory or common law tort theory, including without limitation damages assessed for the maintenance of a public or private nuisance or for the carrying on of an abnormally dangerous activity at, upon, under or within any Project; and/or (6) any other environmental matter affecting any Project within the jurisdiction of the Environmental Protection Agency, any other federal agency or any state or local environmental agency. The foregoing notwithstanding, Borrower shall not be liable under the foregoing indemnification to the extent any such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct. Borrower's obligations under this Article 4 shall arise upon the discovery of the presence of any Hazardous Material, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment, and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in any Project (by foreclosure, deed in lieu of foreclosure or otherwise). Notwithstanding the foregoing, subject to the conditions specified below in this Section 4.3, Borrower shall not be liable under this Section 4.3 for such indemnified matters directly created or arising from events or conditions not caused or created by Borrower and first existing after Lender acquires title to the Project by foreclosure or acceptance of a deed in lieu thereof, but only if (a) Borrower delivers to Lender a current site assessment evidencing the presence of no Hazardous Materials on the Project and no material violation of any Environmental Laws with respect to the Project not more than ninety (90) days and not less than thirty (30) days prior thereto, provided, however, that Borrower shall remain liable to Lender for any non-material violations of any Environmental Laws disclosed by such current site assessment, and (b) such loss, liability, damage, claim, cost or expense does not directly or indirectly arise from or relate to any release of or exposure to any Hazardous Material (including personal injury or damage to property), non-compliance with any Environmental Laws, or remediation existing or occurring prior to the date Lender acquires title to the Project.

          Section 4.4 LENDER'S RIGHT TO PROTECT COLLATERAL. If (1) any discharge of Hazardous Materials or the threat of a discharge of Hazardous Material affecting a Project occurs, whether originating or emanating from the Project or any contiguous real estate, and/or (2) Borrower fails to comply with any Environmental Laws or related regulations, Lender may at its election, but without the obligation so to do, give such notices and/or cause such work to be performed at the Project and/or take any and all other actions as Lender shall reasonably deem necessary or advisable in order to abate the discharge of any Hazardous Material, remove the Hazardous Material or cure Borrower's noncompliance.

          Section 4.5 NO WAIVER. Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under any "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under any "security interest exception."

                                   ARTICLE 5

                                 LEASING MATTERS

          Section 5.1 REPRESENTATIONS AND WARRANTIES ON LEASES. Borrower represents and warrants to Lender with respect to all Leases of the Projects that: (1) the Leases are valid and in full force and effect; (2) the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the Leases delivered to Lender are true and complete; (4) to Borrower's knowledge, neither the landlord nor any tenant is in default in any material respect under any of the Leases; (5) Borrower has no knowledge of any notice of termination with respect to any Lease; (6) Borrower has not assigned or pledged any of the Leases, the rents or any interests therein except to Lender; and (7) no tenant or other party has an option to purchase all or any portion of the Project.

          Section 5.2 APPROVAL RIGHTS. All Leases entered into after the Closing Date shall in all respects be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall hold, in trust, all tenant security deposits in a segregated account if required by applicable law, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower. Within ten (10) days after Lender's request, Borrower shall furnish to Lender a statement of all tenant security deposits, and copies of all Leases not previously delivered to Lender, certified by Borrower as being true and correct.

          Section 5.3 COVENANTS. Borrower shall (1) not enter into any ground lease or master lease of any part of any Project except for the Operating Lease;
(2) not further assign or encumber any Lease; and (3) not, except with Lender's prior written consent, which will not be unreasonably withheld, conditioned or delayed, modify or amend any Lease (except for modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not materially affecting the economic terms of the Lease).

          Section 5.4 TENANT ESTOPPELS. (Intentionally omitted)

          Section 5.5 OPERATING LEASE. Lender acknowledges that Borrower has demised the entirety of each Project to Operating Lessee under the terms of the Operating Lease. When used in this Agreement, the term "Leases" shall also include all subleases between Operating Lessee and any tenants under subleases, and all covenants and agreements of Borrower with respect thereto shall be construed as Borrower's obligation to cause Operating Lessee to comply with such covenants and agreements.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants to Lender that:

          Section 6.1 ORGANIZATION AND POWER. Borrower and each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and Borrower is qualified to do business in the state in which each Project is located. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code. The organizational chart for Borrower in Schedule 6.1 accurately reflects the ownership structure of Borrower and its constituent entities. Borrower and each Borrower Party has only one state of incorporation or organization, which is set forth in Schedule 6.1. All other information regarding Borrower and each Borrower Party contained in
Schedule 6.1 is true and correct as of the Closing Date.

          Section 6.2 VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (2) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

          Section 6.3 LIABILITIES; LITIGATION; OTHER SECURED TRANSACTIONS.

          (1) The most recent financial statements delivered by Borrower and each Borrower Party are true and correct in all material respects as of the dates thereof. As of the date thereof, there are no material liabilities (fixed or contingent) affecting the Projects, Borrower or any Borrower Party except as disclosed in such financial statements. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against any Project, Borrower or any Borrower Party which if adversely determined would have a Material Adverse Effect.

          (2) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

          (3) Borrower has not within the last five (5) years become bound (whether as a result of a merger or otherwise) as a debtor under a pledge or security agreement entered into by another Person, which has not heretofore been terminated.

          Section 6.4 TAXES AND ASSESSMENTS. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Project or any part thereof, except general real estate taxes not due or payable. Copies of the current general real estate tax bills with respect to each Project have been delivered to Lender. Each Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrower's knowledge, proposed, special or other assessments for public improvements or otherwise affecting any Project, nor are there any contemplated improvements to any Project that may result in such special or other assessments.

          Section 6.5 OTHER AGREEMENTS; DEFAULTS. Borrower is not a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which would reasonably be expected to have a Material Adverse Effect. Borrower is not in violation of any agreement, which violation would reasonably be expected to have a Material Adverse Effect.

          Section 6.6 COMPLIANCE WITH LAW.

          (1) To Borrower's knowledge, Borrower, Operating Lessee and Property Manager have all material licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations required to own, lease and operate each Project and carry on its business. Each Project is in compliance in all material respects with all applicable zoning, subdivision, building and other legal requirements and is free of material structural defects. Each Project's building systems are in good working order, subject to ordinary wear and tear. Except for the Hampton Inn Hilton Head, no Project constitutes, in whole or in part, a legally non-conforming use under applicable legal requirements.

          (2) As of the Closing Date, no condemnation has been commenced or, to Borrower's knowledge, is contemplated with respect to all or any portion of any Project or for any relocation of roadways providing access to the Project; or in the event of any such condemnation or relocation occurring after the Closing Date, Borrower has complied with the provisions of Section 3.3 with respect thereto.

          (3) Each Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. To Borrower's knowledge, all public utilities necessary or convenient to the substantial use and enjoyment of each Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project. To Borrower's knowledge, all roads necessary for the full utilization of each Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

          (4) Except as shown on any survey delivered to Lender prior to the Closing Date, no Project is situated in an area designated as having special flood hazards as defined by the Flood Disaster Protection Act of 1973, as amended, or as a wetlands by any governmental entity having jurisdiction over the Project.

          Section 6.7 LOCATION OF BORROWER. Borrower's principal place of business and chief executive offices are located at the address stated in
Section 12.1 and, except as otherwise set forth in Schedule 6.1, Borrower at all times has maintained its principal place of business and chief executive office at such location or at other locations within the same state.

          Section 6.8 ERISA.

          (1) As of the Closing Date and throughout the term of the Loan, (a) Borrower is not and will not be an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, and (b) the assets of Borrower do not and will not constitute "plan assets" of one or more such plans for purposes of Title I of ERISA; and

          (2) As of the Closing Date and throughout the term of the Loan (a) Borrower is not and will not be a "governmental plan" within the meaning of
Section 3(3) of ERISA and (b) transactions by or with Borrower are not and will not be subject to state statutes applicable to Borrower regulating investments of and fiduciary obligations with respect to governmental plans.

          Section 6.9 MARGIN STOCK. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

          Section 6.10 TAX FILINGS. Borrower has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower in connection with such returns.

          Section 6.11 SOLVENCY. After giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed by or against Borrower or any Borrower Party in the last seven (7) years, and neither Borrower nor any Borrower Party in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.

          Section 6.12 FULL AND ACCURATE DISCLOSURE. There is no fact presently known to Borrower which has not been disclosed to Lender which would be reasonably likely to have a Material Adverse Effect. All information supplied by Borrower regarding any other Collateral is accurate and complete in all material respects.

          Section 6.13 SINGLE PURPOSE ENTITY. Borrower is and has at all times since its formation been a Single Purpose Entity.

          Section 6.14 FF&E. Borrower owns all FF&E used in connection of the maintenance or operations of the Project except for FF&E leased under leases in which Borrower's total payment obligations during the terms of the leases do not exceed the greater of (1) $250,000 per Project, or (2) ten percent (10%) of the annual Operating Revenues of each Project.

          Section 6.15 NO BROKER. No brokerage commission or finder's fee is owing to any broker or finder arising out of any actions or activity of Borrower in connection with the Loan.

          Section 6.16 LABOR DISPUTES. To Borrower's knowledge, there are no strikes, boycotts, or labor disputes which could reasonably be anticipated to have a Material Adverse Effect.

          Section 6.17 CREDIT CARDS. Credit cards accepted by Borrower or Property Manager with respect to the Project are issued or processed only by the entities listed on Schedule 6.17.

          Section 6.18 EMPLOYEES. Borrower has no employees.

          Section 6.19 ERISA PLANS. Neither Borrower nor any ERISA Affiliate has sponsored or contributed to, or has had any obligation (contingent or otherwise) under, any Plan or Multiemployer Plan.

          Section 6.20 INTELLECTUAL PROPERTY. Other than as provided in the License Agreements, Borrower has no interest in any trademarks, copyrights, patents or other intellectual property with respect to the Project.

                                   ARTICLE 7

                               FINANCIAL REPORTING

          Section 7.1 FINANCIAL STATEMENTS. Borrower shall furnish to Lender and shall cause the Company to furnish to Lender such financial statements and other financial information as Lender may from time to time reasonably request. All such information shall be transmitted by Borrower by such means, including electronic data transmission, as Lender shall reasonably request. All such financial statements shall in all material respects accurately and fairly present the results of operations and the financial condition of Borrower at the dates and for the period indicated. Without limitation of the foregoing, Borrower shall furnish to Lender and shall cause the Company to furnish to Lender the following statements:

          (1) MONTHLY REPORTS.

               (a) Borrower shall deliver or cause to be delivered to Lender on or prior to the thirtieth (30th) day of each calendar month (each, a "fiscal month") the following reports in respect of each Project in a form consistent with GAAP and the Uniform System of Accounts (such reports hereinafter collectively referred to as the "MONTHLY REPORTS"):

                    (i) A balance sheet as of the end of the preceding fiscal month;

                    (ii) A statement of income and expense showing the results of the operation for the preceding fiscal month and fiscal year-to-date, in comparison with the same fiscal month and year-to-date in the prior fiscal year, and in comparison with the Annual Budget;

                    (iii) For the preceding fiscal month and fiscal year-to-date
(i) a cash summary detailing all cash activity and reconciling beginning and ending cash balances, (ii) aged accounts receivable and accounts payable and
(iii) a summary of expenditures to acquire, repair or replace FF&E with a comparison to the Annual Budget; and

                    (iv) A statement of Borrower's calculation of Cash on Cash Return, including a statement of Operating Revenues and Operating Expenses.

               (b) Upon request by Lender, which may be made only during the continuance of an Event of Default with respect to items (i), (ii) and (iv) below, Borrower shall deliver to Lender the following:

                    (i) A true, correct and complete copy of the check register showing all paid invoices, indicating date paid, amount paid and check number;

                    (ii) A true, correct and complete copy of the cash disbursements journal;

                    (iii) A reforecast of income and expenses for the remainder of the current fiscal year as compared to the Annual Budget;

                    (iv) A report explaining variances, the basis for reforecasts, changes in competition and market conditions and other items; and

                    (v) Evidence of the timely payment of all taxes.

               (c) The Monthly Reports shall (a) be certified by the chief financial representative of Borrower, (b) be derived from the books and records maintained by Borrower at the Projects, (c) follow the general form set forth in the Uniform System of Accounts, and (d) be accompanied with copies of supporting documentation to the extent that Lender shall reasonably request.

               (d) Each financial statement, report or other information required to be delivered by Borrower to Lender under this Agreement and required hereunder to be certified by the chief financial representative of Borrower shall also certify that, except as disclosed in the certificate: (a) all of the covenants in Article 8 are performed to the extent required by and subject to any limitations set forth in Article 8, and (b) the representations and warranties in Article 4 are and remain true, correct and complete in all material respects to the extent and subject to any limitations set forth in
Article 4.

          (2) QUARTERLY REPORTS. Within forty (40) days after the end of each Fiscal Quarter of Borrower, Borrower shall deliver to Lender (a) a report of occupancy for each Project for the subject quarter (including the average daily room rate) and (b) a quarterly comparison of the budgeted total income and total expenses to the actual total income and total expenses for the subject quarter, with (if requested by Lender) a detailed explanation of any variances of ten percent (10%) or more between budgeted and actual amounts for such quarter. Within forty (40) days after the end of each Fiscal Quarter of the Company, Borrower shall deliver or cause the

Company to deliver to Lender a balance sheet of the Company certified by the chief financial officer of the Company.

          (3) ANNUAL STATEMENTS. Within one hundred twenty (120) days after the end of each Fiscal Year, Borrower shall deliver to Lender (a) with respect to Borrower, a balance sheet, a statement of income, and a statement of cash flow, certified as true, correct and complete in all material respects by the chief financial representative of Borrower, together with an unqualified opinion thereon by a firm of independent certified public accountants approved by Lender, (b) with respect to each Project, a balance sheet, a statement of income, and a statement of cash flow, including all supporting departmental schedules of revenues and expenses, certified as true, correct and complete in all material respects by the chief financial representative of Borrower (collectively with the statements required by clause (a), the "ANNUAL STATEMENT"), (c) if the Company is no longer a Public Company, balance sheets and financial statements from the Company, and (d) Borrower's federal income tax return unless an extension has been filed with respect thereto, in which event such federal income tax return shall be delivered to Lender promptly after filing.

          Section 7.2 ACCOUNTING PRINCIPLES. All financial statements shall be prepared in accordance with GAAP and the Uniform System of Accounts, consistently applied from year to year.

          Section 7.3 AUDITS. If Borrower fails to furnish or cause to be furnished promptly any report required by Section 7.1, or if Lender reasonably deems such reports not to be in the required form, in each case subject to the notice and cure rights provided in Section 10.4, Lender may elect (in addition to exercising any other right and remedy) to conduct an audit of all books and records of Borrower and/or the Company which in any way pertain to the Projects and to prepare the statement or statements which Borrower failed to procure and deliver. Such audit shall be made and such statement or statements shall be prepared by an independent firm of certified public accountants to be selected by Lender. Borrower shall pay all reasonable expenses of the audit and other services, which expenses shall be immediately due and payable with interest thereon at the Default Rate.

          Section 7.4 REPORTS AND INSPECTIONS. Within forty (40) days after each Fiscal Quarter, Borrower shall deliver to Lender with respect to each Project
(a) each quality score, (b) each Smith Travel/Star Research report, (c) each Licensor inspection report and (d) any other financial or quality reports or material notices received from Property Manager or Licensor (to the extent not otherwise required to be delivered under this Article 7), which in each case shall be the most recent report then available and not previously delivered.

          Section 7.5 BUDGETS.

          (1) Within fifteen (15) days prior to the end of each Fiscal Year, Borrower shall deliver to Lender the following with respect to each Project:

               (a) A projection of Operating Revenues and Operating Expenses by fiscal month for the next fiscal year presented in a form consistent with the Uniform System of Accounts (the "OPERATING BUDGET") and including projections of average daily room rates and occupancy levels. Any Operating Expense that will involve a payment to or for the benefit of Borrower, Property Manager or any Affiliate shall be noted as a separate line item in the Operating Budget. The Operating Budget will be presented in comparison with the actual performance for the fiscal year then ending.

               (b) A projection of capital expenditures for the next fiscal year presented in the form approved by Lender prior to the Closing Date (the "CAPITAL BUDGET").

               (c) A narrative description, in scope and form approved by Lender, of Borrower's plans and goals (the "BUSINESS PLAN"), including a detailed marketing plan (specifying, among other things, rack rates being charged at hotels similar in nature and in the general vicinity of the Project) for the Project for the next fiscal year, including a projection by summary category of Operating Revenues, Operating Expenses and capital requirements.

          (2) The Operating Budget and the Capital Budget shall constitute the "ANNUAL BUDGET." The delivery of the Annual Budget shall be deemed a certification by Borrower that it contains only information and relies only upon assumptions reasonably believed to be correct and achievable by Borrower and Property Manager. During any Budget Approval Period (but not otherwise), Lender shall promptly review the Annual Budget and shall advise Borrower, within thirty
(30) days of receipt of the Annual Budget and Business Plan or within sixty (60) days of the commencement of any Budget Approval Period, as applicable, of the portions as to which Lender has no objection (such portions having being thereafter the "APPROVED BUDGET"). If requested by Lender during any Budget Approval Period, Borrower and Property Manager shall meet with Lender to explain and discuss the Annual Budget and/or Business Plan. If Lender shall object to the Annual Budget or any portion thereof or the Business Plan or any portion thereof, Lender shall specify its objections and Borrower shall submit to Lender a new proposed Annual Budget or Business Plan, as applicable, or relevant portion thereof within fifteen (15) days after notice of Lender's objections; provided that Lender shall advise Borrower of any objection to the Annual Budget or Business Plan, as applicable, or relevant portion thereof within thirty (30) days of each such submission by Borrower, and in the absence of any objection by Lender during such 30-day period the submission shall be deemed approved. This procedure shall be repeated until a complete Approved Budget and complete approved Business Plan exist. So long as Lender objects to a portion of the Annual Budget, the portion approved, if any, shall be the Approved Budget and the Approved Budget for the fiscal year then ending, with such changes as Lender specifies, shall be in effect in place of the portion of the Annual Budget to which Lender objects.

          (3) During any Budget Approval Period, Borrower shall use its best efforts to comply with each Approved Budget in regard to Operating Revenues and shall not incur any material expense not included in the Approved Budget except in the event of an emergency requiring an expenditure for the preservation of the Collateral or prevention of injury to guests or employees.

          Section 7.6 BOOKS AND RECORDS/AUDITS. Borrower shall keep and maintain at all times at each Project, or at the offices of the Operating Lessee or the Property Manager, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Project and to provide the financial statements required to be provided to Lender pursuant to Section 7.1 above and copies of all written contracts, correspondence, reports of Lender's independent consultant, if any, and other documents affecting the Project. Lender and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, Lender may audit and determine, in Lender's sole and absolute discretion, the accuracy of Borrower's records and computations. The costs and expenses of the audit shall be paid by Borrower if the audit is conducted while an Event of Default exists or if the audit discloses a monetary variance in any line item of financial information or computation equal to or greater than Five Hundred Thousand Dollars ($500,000).

                                    ARTICLE 8

                                    COVENANTS

     Borrower covenants and agrees with Lender as follows:

          Section 8.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS.

          (1) PROHIBITED TRANSFERS. Without the prior written consent of Lender,

               (a) no Transfer shall occur or be permitted, nor shall Borrower enter into any easement or other agreement granting rights in or restricting the use or development of any Project except for Permitted Liens;

               (b) no Transfer shall occur or be permitted which would (a) cause WINN to own, directly or indirectly, less than (i) one hundred percent (100%) of the beneficial interest in each Project, (ii) one hundred percent (100%) of the economic interests and voting rights in Borrower, or (iii) one hundred percent (100%) of the economic interests and voting rights in the sole member of Borrower, or (b) result in a new member being admitted to or created in Borrower (or result in any existing member withdrawing from Borrower); and

               (c) no Transfer shall occur or be permitted which, either alone or together with all prior Transfers during the Loan term, would (i) result in a Change of Control of the Company, or (ii) result in WINN not being Controlled by the Company.

     As used in this Agreement, "TRANSFER" shall mean any direct or indirect sale, transfer, conveyance, installment sale, master lease, mortgage, pledge, encumbrance, grant of Lien or other interest, license, lease, alienation or assignment, whether voluntary or involuntary, of all or any portion of the direct or indirect legal or beneficial ownership of, or any interest in (a) any Project or any part thereof, or (b) Borrower, including any agreement to transfer or cede to another Person any voting, management or approval rights, or any other rights, appurtenant to any such legal or beneficial ownership or other interest. "Transfer" is specifically intended to include any pledge or assignment, directly or indirectly, of a controlling interest in Borrower or its general partner, controlling limited partner or controlling member for purposes of securing so-called "mezzanine" indebtedness. "Transfer" shall not include (i) the rental of guest rooms or the leasing of individual space within the Project so long as Borrower complies with the provisions of Article 5 relating to Leases if applicable; or (ii) Permitted Liens. As used herein, "PERMITTED LIENS" means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable or which are being contested in accordance with the provisions of this Agreement; (b) pledges or deposits of money securing statutory obligations under workmen's compensation, unemployment insurance, social security or public liability laws or similar legislation (excluding Liens under ERISA); (c) pledges or deposits of money securing bids, tenders, contracts (other than contracts for the payment of money), utilities, services or leases to which Borrower is a party made in the ordinary course of business; (d) inchoate and unperfected workers', mechanics' or similar liens arising in the ordinary course of business and workers', mechanics' or similar liens arising in the ordinary course of business less than $250,000 in the aggregate; (e) carriers', warehousemen's, suppliers' or other similar possessory liens arising in the ordinary course of business; (f) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (g) any attachments or judgment liens in excess of $250,000 in the aggregate outstanding at any time which are covered by insurance or are stayed or are bonded pending appeal or discharged within thirty (30) days of the entry thereof; (h) easements, licenses or other restrictions on the use of any Project or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value or marketability of such Project; (i) presently existing or hereafter created Liens in favor of Lender; and (j) and leases, subleases, and licenses in the ordinary course of business, including Leases approved pursuant to Article 5 hereof.

     Without limiting the foregoing, Borrower further agrees that it will require each Person that proposes to become a direct partner, member or shareholder (each such Person, an "INTEREST HOLDER") in Borrower after the Closing Date to sign and deliver to Borrower, within thirty (30) days after such transfer (and Borrower shall deliver to Lender promptly after receipt), a certificate executed by a duly authorized officer of the new Interest Holder containing representations, warranties and covenants substantially the same as the representations, warranties and covenants provided by Borrower in Article 9 hereof.

          (2) ASSUMPTION/TRANSFER: Notwithstanding the provisions of Section 8.1(1), the following Transfers and other transactions shall be permitted and not be deemed a violation or breach of the provisions of Section 8.1(1):

               (a) The issuance or Transfer of securities in the Company as long as there is no Change of Control; and

               (b) A one-time assumption of the Loan in the event of a Change of Control, a sale of the Company, a merger of the Company into a public company or privately held company, a Transfer of all or a majority of the ownership interest in the Company, a sale or other transfer (in one transaction or a series of related transactions) of a majority of the assets owned directly or indirectly by the Company, or a similar transaction involving the Company, provided that:

                    (i) Lender receives at least sixty (60) days' notice of such Transfer;

                    (ii) such transfer may only occur after the end of the 6th month following the Closing Date and before the end of the 51st month following the Closing Date;

                    (iii) the tangible net worth, exclusive of goodwill, of the surviving entity shall be at least 20% greater than the net worth of the Company and such entity will otherwise be of equal or greater creditworthiness than the Company;

                    (iv) the surviving entity shall have a ratio of debt to gross book assets that does not exceed 55%;

                    (v) the surviving entity and its Interest Holders comply with the requirement set forth in the last paragraph of Section 8.1(1);

                    (vi) neither the surviving entity nor any Person Controlling, Controlled by or under common Control with the surviving entity has been involved in any material litigation with Lender or has defaulted on any material obligations owed to Lender;

                    (vii) Borrower shall provide Lender with all information reasonably requested by Lender to evaluate the Transfer and copies of all operative documents effecting the Transfer;

                    (viii) the surviving entity has no less experience in the ownership and asset management of hotel assets than Borrower and the Company and is otherwise approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed;

                    (ix) Borrower and any successor to the Company shall execute all documents required by the Company to assume or confirm the transferee's obligations under the Loan Documents;

                    (x) no Potential Default or Event of Default then exists under the Loan;

                    (xi) Borrower shall pay all costs and expenses incurred by Lender in connection with any such Transfer;

                    (xii) closing of the Transfer shall not occur prior to five
(5) Business Days after Lender's confirmation that all of the foregoing conditions have been satisfied; and

                    (xiii) at the closing of any approved Transfer, Borrower shall pay to Lender a fee in the amount of 0.625% of the Commitment as of the Closing Date.

          Section 8.2 TAXES; CHARGES. Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon a Project or become payable during the term of the Loan, and will promptly furnish Lender with evidence of such payment. Borrower shall not suffer or permit the joint assessment of any Project with any other real property constituting a separate tax lot or with any other real or personal property; however, Borrower may contest the validity of any such taxes or charges so long as (1) Borrower complies with all requirements of applicable law relating to any such contest and (2) Borrower establishes reserves in accordance with GAAP against the imposition of such contested tax or other charge, including interest and penalties. Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on any Project; however, Borrower may contest the validity of such claims and demands so long as (a) Borrower notifies Lender that it intends to contest any such claim or demand in excess of $250,000, (b) if requested by Lender, Borrower provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for claims and demands in excess of $250,000, including interest and penalties, and
(c) Borrower is diligently contesting all such claims and demands (regardless of the amount thereof) by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold for non-payment.

          Section 8.3 CONTROL; MANAGEMENT. Without the prior written consent of Lender, there shall be no change in the day-to-day control and management of Borrower or Borrower's sole member, and no change in their respective organizational documents relating to control over Borrower or Borrower's sole member. Borrower shall not terminate, replace or appoint any property manager unless Borrower furnishes Lender with a copy of the Management Agreement with the successor property manager and the successor property manager (1) is a property manager included on the list attached as Schedule 8.3 or is otherwise approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, (2) receives any necessary approval from the Licensor of the subject Project, and (3) executes a Tri-Party Agreement substantially in the form of the Tri-Party Agreement executed by Borrower, Lender and Property Manager on the Closing Date. Borrower shall fully perform all of its material covenants, agreements and obligations under the Management Agreement.

          Section 8.4 OPERATION; MAINTENANCE; INSPECTION. Borrower shall observe and comply in all material respects with all legal requirements applicable to its existence and to the ownership, use and operation of the Projects, except where the necessity of such compliance is being contested by Borrower in good faith through appropriate legal proceedings. Borrower shall maintain each Project in good condition (ordinary wear and tear excepted) and promptly repair any damage or casualty. Borrower shall not, without the prior written consent of Lender, (1) undertake any material structural alteration of a Project or (2) permit a material portion of the fixtures or personality owned by Borrower to be removed at any time from the Project, unless (a) such removal is contemplated in the Annual Budget or is done in the ordinary course of business, or (b) the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete or is replaced by an article of equal or better suitability and value, owned by Borrower and free and clear of any Liens except those in favor of Lender. Borrower shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect any Project and conduct such environmental and engineering studies as Lender may reasonably require, provided such inspections and studies do not materially interfere with the use and operation of the Project.

          Section 8.5 TAXES ON SECURITY. Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (1) deducting the Loan from the value of the Projects for the purpose of taxation, (2) adversely affecting any Lien on any Project, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property relating to any Project, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

          Section 8.6 LEGAL EXISTENCE; NAME, ETC. Borrower shall preserve and keep in full force and effect its existence as a Single Purpose Entity, and Borrower and each general partner or managing member in Borrower shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all material qualifications, licenses and permits required for the ownership, use and operation of the Projects. Neither Borrower nor any general partner or managing member of Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary of Borrower to do so. Without limiting the foregoing, Borrower shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date. Borrower and each general partner or managing member in Borrower shall conduct business only in its own name and shall not change its name, identity, organizational structure or state of formation unless Borrower (1) shall have obtained the prior written consent of Lender to such change, which shall not be unreasonably withheld, conditioned or delayed, and (2) shall have taken all actions reasonably necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. If Borrower does not have an organizational identification number and later obtains one, Borrower shall promptly notify Lender of its organizational identification number.

          Section 8.7 AFFILIATE TRANSACTIONS. Lender has approved the Operating Lease, subject to the Lender's right under the Mortgages to extinguish the Operating Lease in connection with the exercise of Lender's remedies under the Loan Documents during the continuance of an Event of Default. Without the prior written consent of Lender, Borrower shall not engage in any other transaction affecting any Project with an Affiliate of Borrower or of any Borrower Party unless the transaction is at arm's-length and on terms at least as favorable to Borrower as could be obtained in a similar transaction with a party that is not an Affiliate of such Person.

          Section 8.8 LIMITATION ON OTHER DEBT. Borrower (and each general partner or managing member in Borrower, if any) shall not, without the prior written consent of Lender, incur any Debt other than the Loan and customary trade payables consistent with its existence as a Single Purpose Entity.

          Section 8.9 FURTHER ASSURANCES. Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the


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

Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be reasonably necessary or appropriate in connection therewith.

          Section 8.10 ESTOPPEL CERTIFICATES. Borrower, within ten (10) Business Days after request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

          Section 8.11 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Lender upon becoming aware of (a) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (b) any notice of default received by Borrower under any other material obligations relating to any Project or otherwise material to Borrower's business, including any notices of violations of any laws, regulations, codes or ordinances; (c) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any governmental authority, affecting Borrower or any Project; (d) a copy of each notice of default or termination either (i) given or made to any Licensor by Borrower, Operating Lessee or Property Manager or (ii) received by Borrower, Operating Lessee or Property Manager from any Licensor, except that Borrower shall nor be obligated to forward any notice of default received from a Licensor if the notice indicates on its face that it was also sent by Licensor to Lender; and (e) a copy of each notice of default or termination under any license or permit, the absence of which could have a material adverse effect on the operation of any Project in the manner required by this Agreement.

          Section 8.12 INDEMNIFICATION. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs and disbursements ( including the reasonable fees and actual expenses of Lender's counsel) of any kind or nature whatsoever, including those arising from the joint, concurrent, or comparative negligence of Lender, in connection with (1) subject to the limitations set forth in any other provisions of this Agreement, any inspection, review or testing of or with respect to any Project, (2) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened by any Person other than Borrower at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document or to any Project, (3) any proceeding instituted by any Person claiming a Lien, and (4) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Loan, any Project, or any of the transactions contemplated in the Loan Documents, except to the extent any of the foregoing is caused by Lender's gross negligence or willful misconduct.

          Section 8.13 APPLICATION OF OPERATING REVENUES. Borrower shall apply all Operating Revenues to (1) the payment of Debt Service and other payments due and the performance of other Obligations required under the Loan Documents, and
(2) except as otherwise permitted by and subject to any limitations set forth in this Agreement, the payment of taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Projects, insurance premiums, operations and maintenance charges


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

relating to the Projects, and other obligations of the lessor under leases of space at the Projects, before using Operating Revenues for any other purpose.

          Section 8.14 USE OF PROCEEDS, REVENUES. Borrower shall use the proceeds of the Loan for proper business purposes. No portion of the proceeds of the Loan shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934. Except as otherwise specifically provided in the Loan Documents, Operating Revenues and other Project proceeds received by Borrower shall be applied to the Indebtedness then due and payable, Operating Expenses, FF&E or other Project capital improvements, and repairs or replacements, as Borrower deems appropriate, before distribution by Borrower to any partner, member or shareholder of Borrower.

          Section 8.15 BANK ACCOUNTS; NOTICES TO ACCOUNT DEBTORS; AGREEMENTS WITH CREDIT CARD ISSUERS. Borrower will, and will cause Property Manager to, cause all Operating Revenues to be deposited into a Depository Account. Borrower and Property Manager shall give irrevocable notices to all current and future Credit Card Issuers (as defined in Schedule 2.1) or any other account debtors doing business with Borrower or the Projects who pay Borrower by direct deposit or wire transfer to make or wire payments to a Depository Account. Borrower shall deliver to Lender, in form acceptable to Lender, a letter of direction to each current and future Credit Card Issuer and each current and future commercial tenant of the Projects pursuant to which each such Credit Card Issuer or commercial tenant (as applicable) is irrevocably directed to make all payments by such Credit Card Issuer or commercial tenant (as applicable) directly to a Depository Account designated by Lender.

          Section 8.16 LICENSE AGREEMENT. Borrower shall not, without the prior written consent of Lender, modify, cancel, surrender, transfer, assign or in any way encumber its interest under any License Agreement. Lender shall not unreasonably withhold its consent to any modification of a License Agreement and further agrees that Borrower shall have the right to surrender or cancel any License Agreement if (1) Borrower enters into a replacement license agreement within sixty (60) days of such surrender or cancellation with a successor licensor included on the list attached as Schedule 8.16 or otherwise reasonably approved by Lender, (2) the replacement license agreement contains terms and conditions reasonably satisfactory to Lender, (3) the successor licensor issues a so-called "comfort letter" reasonably satisfactory to Lender.

          Section 8.17 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS.

          (1) Borrower will comply with (i) the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as are now in effect and which may be imposed upon Borrower or the maintenance, use or operation of the Projects if and to the extent that the absence of such compliance could reasonably be expected to have a material adverse effect upon any Project, and (ii) the material


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

obligations, covenants and conditions contained in each License Agreement and all other material contractual obligations of Borrower; and

          (2) Borrower will maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by Borrower for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a material adverse effect upon any Project.

          Section 8.18 FF&E EXPENDITURES. Borrower shall expend not less than
(a) four percent (4%) of the Operating Revenues or (b) any greater percentage of Operating Revenues required under the License Agreements (the "MINIMUM REPLACEMENT AMOUNT") to acquire, repair or replace FF&E at the Projects. If Lender determines at any time that Borrower has not spent the Minimum Replacement Amount during the preceding 12-month period, such failure shall not constitute a default hereunder, but the Borrowing Base shall be reduced to the extent of any such expenditure shortfall until Borrower has again spent the Minimum Replacement Amount for the preceding 12-month period.

          Section 8.19 REPRESENTATIONS AND WARRANTIES. Borrower will cause all representations and warranties to remain true and correct in all material respects at all times during the term of this Agreement and while any portion of the Loan remains outstanding, except that any of such representations and warranties that are already qualified as to materiality shall be required to remain true and correct in all respects.

          Section 8.20 POST-CLOSING WORK.

          (1) IMMEDIATE REPAIRS AND BRAND REQUIREMENTS. Prior to August 15, 2005, Borrower shall complete the Immediate Repairs in accordance in all material respects with all legal requirements and provide Lender with evidence of such completion that is reasonably satisfactory to Lender. Prior to February 15, 2006, Borrower shall complete the Brand Requirements in all material respects and provide Lender with evidence reasonably satisfactory to Lender that the Brand Requirements have been completed to the satisfaction of the applicable Licensors. Until completion of the Immediate Repairs and the Brand Requirements, the Borrowing Base shall be reduced by $2,640,471 (the "REPAIR REDUCTION"). On the first (1st) day of each month, the Repair Reduction shall be decreased (and the Borrowing Base correspondingly increased) in minimum increments of $250,000 by the dollar amount of all Immediate Repairs and Brand Requirements completed during any previous month in accordance with the foregoing requirements.

          (2) OTHER POST-CLOSING REQUIREMENTS. Borrower shall complete or otherwise comply with the other post-closing requirements listed in Schedule 8.20(2) in the time periods, if any, indicated therein.

          Section 8.21 INTEREST RATE PROTECTION AGREEMENT. Borrower shall maintain or shall cause to be maintained in full force and effect the Interest Rate Protection Agreement during the entire term of the Loan with a counterparty and on terms and conditions which are satisfactory to Lender and from issuers on Lender's list of issuers then used in connection with loans of a similar type and with similar characteristics, provided that any issuer initially


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

acceptable to Lender shall remain acceptable until the occurrence of any event next described herein. In the event that (1) the Interest Rate Protection Agreement is terminated for any reason or is otherwise unenforceable by Borrower or (2) the counterparty to the Interest Rate Protection Agreement is no longer a financial institution whose long term unsecured debt obligations are rated at least "AA" by Standard & Poor's and "Aa2" by Moody's, Borrower shall promptly obtain or cause to be obtained from a financial institution reasonably satisfactory to Lender a replacement interest rate protection agreement in form and substance similar to the Interest Rate Protection Agreement. Borrower shall not provide any Project as security, or permit any Project to be provided as security, for any Interest Rate Protection Agreement. Borrower shall pledge or cause to be pledged to Lender all right, title and interest of Borrower in and to all payments owing to or received by Borrower under the Interest Rate Protection Agreement (and any replacement interest rate protection agreement) as additional collateral for the Loan. Borrower has obtained an interest rate protection agreement having a minimum term of eighteen (18) months on the Closing Date, and prior to the expiration thereof Borrower shall obtain successive replacements of the Interest Rate Protection Agreement with minimum one-year terms for the balance of the term of the Loan and otherwise in compliance with the requirements of this Section 8.21 and Schedule 2.16 no later than thirty (30) days prior to the expiration of the then existing interest rate protection agreement.

          Section 8.22 BORROWER AND OPERATING LESSEE. Lender acknowledges that each Project is operated by Operating Lessee under the Operating Lease, and Lender approves the Operating Lease, subject to Lender's right under the Mortgages to extinguish the Operating Lease in connection with the exercise of Lender's remedies under the Loan Documents during the continuance of an Event of Default. Where necessary or appropriate to reflect such operating structure, any provision of this Agreement imposing an obligation on Borrower with respect to the Projects shall be construed as the obligation of Borrower to cause Operating Lessee to comply with the terms of such provision.

                                   ARTICLE 9

                            ANTI-MONEY LAUNDERING AND
                          INTERNATIONAL TRADE CONTROLS

          Section 9.1 COMPLIANCE WITH INTERNATIONAL TRADE CONTROL LAWS AND OFAC REGULATIONS. Borrower represents, warrants and covenants to Lender that:

          (1) It is not now nor shall it be at any time until after the Loan is fully repaid a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

          (2) No Borrower Party and no Person who owns a direct interest in Borrower is now nor shall be at any time until after the Loan is fully repaid a Person with whom a U.S. Person, including a Financial Institution, is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under U.S. law, regulation,


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

executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

          Section 9.2 BORROWER'S FUNDS.

          (1) Borrower represents, warrants and covenants to Lender that it has taken, and shall continue to take until after the Loan is fully repaid, such measures as are required by law to assure that the funds invested in the Borrower and/or used to make payments on the Loan are derived (a) from transactions that do not violate U.S. law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (b) from permissible sources under U.S. law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

          (2) Borrower further represents, warrants and covenants to Lender that, to its knowledge after making due inquiry, neither Borrower, nor any Borrower Party, nor any holder of a direct interest in Borrower, nor any Person providing funds to Borrower (a) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities, any crimes which in the United State would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (b) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws; and (c) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws.

          Section 9.3 BORROWER COMPLIANCE WITH PATRIOT ACT. Borrower represents and warrants that it is in compliance with any and all applicable provisions of the Patriot Act.

          Section 9.4 COOPERATION WITH LENDER. After the Closing Date, Borrower agrees to cooperate with Lender, and to cause each Borrower Party to cooperate with Lender, in providing such additional information and documentation on Borrower's and each Borrower Party's legal or beneficial ownership, policies, procedures and sources of funds as Lender reasonably deems necessary or prudent to enable Lender to comply with Anti-Money Laundering Laws as now in existence or hereafter amended. From time to time upon the written request of Lender, Borrower shall deliver to Lender a schedule of the name, legal domicile address and jurisdiction of organization, if applicable, for each Borrower Party and each direct holder of a legal interest in Borrower.

          Section 9.5 ADDITIONAL EVENTS OF DEFAULT. If (1) Borrower shall fail to comply with any of the provisions of this Article 9, or (2) any representation, warranty or covenant of Borrower under this Article 9, or any representation, warranty or covenant made by a new Interest Holder, shall be false, misleading or incorrect as of the date made, then Lender, in addition to all of its other rights and remedies hereunder, may declare that an Event of Default exists under this Agreement. Borrower shall notify Lender promptly of any change in facts or circumstances that causes any of the representations, warranties or covenants in this Article 9 to be untrue.


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

          Section 9.6 REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. Borrower further represents, warrants and covenants that all evidence of Borrower's and each Borrower Party's identity provided to Lender is genuine, that all related information is accurate and that Borrower has acquired and shall hold its interest in the Projects for its own account, risk and beneficial interest.

          Section 9.7 ACTIONS TAKEN PURSUANT TO ANTI-MONEY LAUNDERING LAWS. If Lender reasonably believes that Borrower, any Borrower Party or any Interest Holder may have breached any of its representations, warranties or covenants set forth in this Article 9, Lender has the right (and may have the obligation under applicable law), with or without notice to Borrower, to (1) notify the appropriate governmental authority (or authorities) and to take such action as such governmental authority (or authorities) may direct; (2) withhold Loan advances and segregate the assets constituting the Loan or any of Borrower's funds or assets deposited with or otherwise controlled by Lender pursuant to the Loan Documents; (3) decline any payment (or deposit such payment with an appropriate United States governmental authority or court) or decline any prepayment or consent request, and/or declare an Event of Default and immediately accelerate the Loan. Borrower agrees that it shall not assert any claim (and hereby waives any claim that it may now or hereafter have) against Lender or any of its Affiliates or agents for any form of damages as a result of any of the foregoing actions, regardless of whether Lender's reasonable belief is ultimately demonstrated to be accurate.

                                   ARTICLE 10

                                EVENTS OF DEFAULT

     Each of the following shall constitute an Event of Default under the Loan:

          Section 10.1 PAYMENTS. Borrower's failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days after the date when due, or Borrower's failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

          Section 10.2 INSURANCE. Borrower's failure to maintain insurance as required under Section 3.1 of this Agreement.

          Section 10.3 TRANSFER. Any Transfer occurs in violation of Section 8.1 of this Agreement.

          Section 10.4 COVENANTS. Borrower's failure to perform, observe or comply with any of the agreements, covenants or provisions contained in this Agreement or in any of the other Loan Documents (other than those agreements, covenants and provisions referred to elsewhere in this Article 10), and the continuance of such failure for thirty (30) days after notice by Lender to Borrower; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional forty-five (45) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within thirty (30) days but, using reasonable diligence, is curable within such 45-day period; (3) Borrower is


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

diligently undertaking to cure such default, and (4) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or material impairment of collateral as a result of such continuing failure. The notice and cure provisions of this Section 10.4 do not apply to the other Events of Default described in this Article 10 or the Events of Default described in Article 9.

          Section 10.5 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made, which failure is reasonably likely to have a Material Adverse Effect.

          Section 10.6 OTHER ENCUMBRANCES. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Project or any part thereof, which default is reasonably likely to have a Material Adverse Effect.

          Section 10.7 INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDING. Commencement of an involuntary case or other proceeding against Borrower or SPE Equity Owner (each, a "BANKRUPTCY PARTY") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

          Section 10.8 VOLUNTARY PETITIONS, ETC. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

          Section 10.9 TERMINATION OF LICENSE AGREEMENT. The termination by Licensors of License Agreements for Hotels whose rooms constitute fifteen percent (15%) or more of the aggregate number of rooms in all the Hotels. The termination of License Agreements in Hotels constituting less than fifteen percent (15%) of the aggregate number of rooms in all Hotels shall not constitute an Event of Default.

          Section 10.10 FALSE REPORTS. Any statement, report or certificate made or delivered to Lender by Borrower or any Joinder Party is not materially true and complete when made or deemed made, which failure is reasonably likely to have a Material Adverse Effect.

          Section 10.11 LOAN DOCUMENTS. The occurrence of an Event of Default (as therein defined) under any of the other Loan Documents.


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

                                   ARTICLE 11

                                    REMEDIES

          Section 11.1 REMEDIES - INSOLVENCY EVENTS. Upon the occurrence of any Event of Default described in Section 10.7 or 10.8, the obligations of Lender to make Advances and/or incur Letter of Credit Obligations hereunder shall immediately terminate, Borrower shall be required to cash collateralize the Letter of Credit Obligations in the manner set forth in Schedule 2.2, and all Obligations due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; however, if the Bankruptcy Party under Section 10.7 or 10.8 is other than Borrower, then all Obligations due under the Loan Documents shall become immediately due and payable at Lender's election, in Lender's sole discretion.

          Section 11.2 REMEDIES OTHER EVENTS. Except as set forth in Section
11.1 above, while any Event of Default exists, Lender may (1) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation of Lender to make Advances and/or incur Letter of Credit Obligations hereunder, (3) require the Borrower to cash collateralize the letter of Credit Obligations in the manner set forth in
Schedule 2.2, and (4) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

          Section 11.3 LENDER'S RIGHT TO PERFORM THE OBLIGATIONS. If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon any Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate. If Lender shall elect to pay any sum required by the Loan Documents, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments hereunder to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrower shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 11.3, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender's gross negligence or willful misconduct. All sums paid by Lender pursuant to this
Section 11.3 and all other sums expended by Lender to which it shall be


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

entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

          Section 11.4 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING OF ASSETS.

          (1) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Projects and in reliance upon the aggregate of the Projects taken together being of greater value as collateral security than the sum of the Projects taken separately. Borrower agrees that each Mortgage with respect to a Project is hereby cross-collateralized and cross-defaulted with the Mortgage with respect to every other Project so that (a) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage with respect to each Project; and (b) the Mortgages shall constitute security for the Note as if a single blanket lien were placed on all of the Projects as security for the Note.

          (2) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower and of the Projects, or to a sale in inverse order of alienation in the event of foreclosure of the Mortgage, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Projects for the collection of the Obligations without any prior or different resort for collection or of the right of Lender to the payment of the Obligations out of the net proceeds of the Projects in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Projects or require Lender to exhaust its remedies against any Project or any combination of the Projects before proceeding against any other Project or combination of Projects; and further in the event of such foreclosure, the Borrower does hereby expressly consents to and authorizes, at the option of the Lender, the foreclosure and sale either separately or together of any combination of the Projects.

                                   ARTICLE 12

                                  MISCELLANEOUS

          Section 12.1 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy or electronic mail (provided that for both telecopy and electronic mail delivery, an identical notice is also sent simultaneously by mail, overnight courier or personal delivery as otherwise provided in this
Section 12.1). All such notices shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.


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

     If to Borrower: Winston SPE II LLC
                     c/o Winston Hotels, Inc.
                     2626 Glenwood Avenue, Suite 200
                     Raleigh, North Carolina 27608
                     Attention: Mr. Joseph V. Green
                                President & CFO
                     Telecopy: (919) 510-5251
                     E-Mail: jgreen@winstonhotels.com

                                  and

                     Winston SPE II LLC
                     c/o Winston Hotels, Inc.
                     2626 Glenwood Avenue, Suite 200
                     Raleigh, North Carolina 27608
                     Attention: Mr. Brent V. West
                                Vice President & CAO
                     Telecopy: (919) 510-5251
                     E-Mail: bwest@winstonhotels.com

     With a copy to: Brown Raysman Millstein Felder & Steiner LLP
                     900 Third Avenue
                     New York, New York 10022
                     Attention: Jonathan J. Russo, Esq.
                     Telecopy: (212) 812-3265
                     E-Mail: jrusso@brownraysman.com

     If to Lender:   General Electric Capital Corporation
                     GE Real Estate - Specialized Industries
                     500 West Monroe Street, Suite 1500
                     Chicago, Illinois 60611
                     Attention: Asset Manager/Winston Portfolio
                     Telecopy: (312) 876-2583

                                  and

                     General Electric Capital Corporation
                     2 Bent Tree Tower
                     16479 Dallas Parkway, Suite 400
                     Addison, Texas 75001-2512
                     Attention: Legal Operations
                     Telecopy: (972) 447-2647

         Any notice so addressed and sent by United States certified mail or overnight courier shall be deemed to be given when actually delivered to or refused by the intended addressee, in each case to the address of the intended addressee. Any notice delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the


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

case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by certified mail, overnight courier, or personal delivery as otherwise provided in this Section 12.1. If given by electronic mail, a notice shall be deemed given and received when the electronic mail is transmitted to the recipient's electronic mail address specified above and electronic confirmation of receipt (either by reply from the recipient or by automated response to a request for delivery receipt) is received by the sending party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by certified mail, overnight courier or personal delivery as otherwise provided in this Section 12.1. Except for telecopy and electronic mail notices sent as expressly described above, no notice hereunder shall be effective if sent or delivered by electronic means. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

          Section 12.2 AMENDMENTS AND WAIVERS; REFERENCES. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought. This Agreement and the other Loan Documents shall not be executed, entered into, altered, amended, or modified by electronic means. Without limiting the generality of the foregoing, the Borrower and Lender hereby agree that the transactions contemplated by this Agreement shall not be conducted by electronic means, except as specifically set forth in Section 12.1 regarding notices. Any reference to a Loan Document, whether in this Agreement or in any other Loan Document, shall be deemed to be a reference to such Loan Document as it may hereafter from time to time be amended, modified, supplemented and restated in accordance with the terms hereof.

          Section 12.3 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law, then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full,


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

refunded to Borrower). The terms and provisions of this Section 12.3 shall control and supersede every other provision of the Loan Documents. If at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by applicable state law (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

          Section 12.4 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

          Section 12.5 REIMBURSEMENT OF EXPENSES. Except as otherwise provided herein, Borrower shall pay all reasonable costs and expenses incurred by Lender in connection with the negotiation, documentation, closing, disbursement and administration of the Loan, including reasonable fees and expenses of Lender's attorneys and Lender's environmental, engineering, accounting and other consultants; fees, charges and taxes for the recording or filing of Loan Documents; financial investigation, audit and inspection fees and costs; settlement of condemnation and casualty awards; title search costs, premiums for title insurance and endorsements thereto; and fees and costs for UCC and litigation searches and background checks. Upon and during the continuance of an Event of Default, Borrower shall, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to collect the Note, or to enforce the rights of Lender under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Lender under the Loan Documents or with respect to any Project (by litigation or other proceedings), which amounts will include all court costs, attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

          Section 12.6 APPROVALS; THIRD PARTIES; CONDITIONS. All rights retained or exercised by Lender to review or approve leases, contracts, plans, studies and other matters, including Borrower's and any other Person's compliance with the provisions of Article 9 and compliance with laws applicable to Borrower, the Projects or any other Person, are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be


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

entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

          Section 12.7 LENDER NOT IN CONTROL; NO PARTNERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise control over the affairs or management of Borrower, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower or to create an equity in the Projects in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any other Person with respect to any Project or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or its stockholders, members, or partners and Lender does not intend to ever assume such status; (2) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower; and (3) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or its stockholders, members, or partners. Lender and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or to create any equity in the Projects in Lender, or any sharing of liabilities, losses, costs or expenses.

          Section 12.8 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

          Section 12.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender and Borrower and the respective successors and assigns of Lender and Borrower, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder and Lender's right to assign this Agreement shall be subject to the provisions of Section 12.24.

          Section 12.10 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan. For portfolio management purposes, at any time during the term of the Loan, Lender may elect to divide the Loan into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified. Borrower agrees to cooperate with Lender and to execute such documents as Lender reasonably may request to effect such division of the Loan. Lender shall bear its own costs in connection with any such division of the Loan.

          Section 12.11 WAIVERS. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising


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

any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.

          Section 12.12 CUMULATIVE RIGHTS. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

          Section 12.13 SINGULAR AND PLURAL. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

          Section 12.14 PHRASES. When used in this Agreement and the other Loan Documents, unless the context otherwise requires, (1) the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's sole discretion, the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion," (2) any provision requiring Lender's "reasonable" approval or consent or providing that Lender will not "unreasonably withhold" its approval or consent or containing terms of similar import shall also be deemed to include a requirement that Lender's approval or consent shall not be unreasonably conditioned or delayed, and (3) references to Borrower's "knowledge" or phrases of similar import shall mean Borrower's actual knowledge.

          Section 12.15 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

          Section 12.16 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          Section 12.17 PROMOTIONAL MATERIAL. Borrower authorizes Lender at its expense to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan in general terms or in detail and Lender's participation in the Loan. Lender shall provide copies of all of the foregoing materials to Borrower within a reasonable period of time before release thereof and shall cooperate with Borrower to ensure that all of the foregoing materials comply with any applicable SEC or NYSE requirements. All references to Lender or Borrower contained in any press release, advertisement or promotional material issued by either party hereto shall be approved in writing by the other party in advance of issuance, except that (1) no such approval from Borrower shall be required with respect to promotional materials used in Lender's sale or participation activities under Section 12.24, and (2) no such approval from either party shall be


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

required to the extent that the other party or any Affiliate thereof is required to make disclosures as a matter of applicable law, court order or compulsory process.

          Section 12.18 SURVIVAL. All of the covenants and indemnities hereunder, and under the indemnification provisions of the other Loan Documents, shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Projects to any party, whether or not an Affiliate of Borrower. Notwithstanding the foregoing, all covenants (other than indemnities) of Borrower and its Affiliates contained in the Loan Documents shall survive repayment of the Loan only to the extent of any party's obligation to perform them during the term of the Loan and shall impose no continuing obligations on Borrower or any Affiliate thereof after repayment of the Loan.

          Section 12.19 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROJECTS (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER THIS AGREEMENT.

          Section 12.20 PUNITIVE OR CONSEQUENTIAL DAMAGES; WAIVER. Neither Lender nor Borrower shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto. Borrower represents and warrants to Lender that as of the Closing Date neither Borrower nor any Borrower Party has any claims against Lender in connection with the Loan.

          Section 12.21 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH BORROWER PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER PARTIES AND LENDER PERTAINING TO THIS


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

AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION WHERE A PROJECT IS LOCATED TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. EACH BORROWER PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH BORROWER PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH BORROWER PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENT AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH BORROWER PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER PARTY AT THE ADDRESS SET FORTH IN SECTION 12.1 OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH BORROWER PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

          Section 12.22 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof, including any commitment letter (if any) issued by Lender with respect to the Loan. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. If any conflict or inconsistency exists between this Agreement and any of the other Loan Documents, the terms of this Agreement shall control.

          Section 12.23 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

          Section 12.24 SALE OF LOAN; PARTICIPATION. Lender, at any time and without the consent of Borrower or the Company, may grant participations in or sell, transfer, assign and convey all or any portion of Lender's right, title and interest in and to the Loan, this Agreement and the other Loan Documents, any guaranties given in connection with the Loan and any collateral given to secure the Loan. Subject to the provisions of Section 12.25 below, Lender shall have the right (but shall be under no obligation) to make available to any party for the purpose of granting participations in or selling, transferring, assigning or conveying all or any part of the Loan (including any governmental agency or authority and any prospective bidder at any foreclosure sale of a Project) any and all information which Lender may have with respect to the Project and Borrower, whether provided by Borrower, any Borrower Party or any third party or obtained as a result of any environmental assessments. Subject to the provisions of Section 12.25 below, Borrower and each Borrower Party agrees that Lender shall have no liability whatsoever as a result of delivering any such information to any third party, and Borrower and the other Borrower Parties, on behalf of themselves and their successors and assigns, hereby release and discharge Lender from any and all liability, claims, damages, or causes of action, arising out of, connected with or incidental to the delivery of any such information to any third party.

          Section 12.25 CONFIDENTIALITY. Lender agrees to keep the Information (as defined below) confidential in accordance with its customary practices for treatment of its confidential information and agrees that it will only use the Information in connection with the Loan and not disclose any of the Information except (a) to its Affiliates and its Affiliates' directors, officers, employees and agents, including accountants, rating agencies, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, governmental or quasi-governmental agency or their representatives having jurisdiction over Lender, (c) to the extent required by applicable laws or regulations or by any court order, subpoena or other legal process, (d) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, at law or in equity, (e) subject to an agreement containing provisions substantially the same as those of this Section 12.25, to any participant or assignee of Lender or any prospective participant or assignee of Lender in any of its rights or obligations under this Agreement, (f) with the consent of the Borrower or (g) to the extent such information (i) was or becomes publicly available other than as a result of breach of this Section 12.25 by the applicable party seeking to use such information; (ii) was or becomes available to Lender on a nonconfidential basis from a source other than the Borrower, (iii) was in the Lender's possession or was otherwise known to Lender prior to such information being provided hereunder or otherwise in connection with the Loan, or (iv) was internally developed by Lender without reference to the Information. For the purposes of this Section 12.25, "INFORMATION" means all information received by Lender or its agents from a Borrower Party or any of its Affiliates or any of its or such Affiliates' directors, officers, employees and agents relating to the Borrower Party or any of its Affiliates or their respective businesses, other than any such information that is available to Lender on a nonconfidential basis prior to disclosure by such Borrower Party or any of its Affiliates and information that is independently developed by Lender from information available to such party on a non-confidential basis.

                                   ARTICLE 13

                            LIMITATIONS ON LIABILITY

          Section 13.1 LIMITATION ON LIABILITY. Except as provided below, Borrower shall not be personally liable for amounts due under the Loan Documents. Borrower shall be personally liable to Lender for any actual deficiency, loss or damage suffered by Lender because of: (1) Borrower's commission of a criminal act, (2) the occurrence of any Transfer in violation of the Loan Documents; (3) the failure by Borrower or any Borrower Party to apply any funds derived from the Projects, including security deposits, insurance proceeds and condemnation awards, as required by the Loan Documents; (4) the fraud or material misrepresentation by Borrower or any Borrower Party made in or in connection with the Loan Documents or the Loan; (5) Borrower's entering into or modifying Leases in violation of this Agreement; (6) Borrower's failure to apply proceeds of rents or any other payments in respect of the leases and other income of the Projects or any other collateral to the costs of maintenance and operation of the Projects and to the payment of taxes, lien claims, insurance premiums, Debt Service and other amounts due under the Loan Documents, as required by the Loan Documents; (7) Borrower's interference with Lender's exercise of rights under the Assignment of Rents and Leases; (8) Borrower's failure to turn over to Lender all tenant security deposits upon Lender's demand during an Event of Default; (9) Borrower's failure to timely renew or replace the Interest Rate Protection Agreement; (10) Borrower's failure to maintain insurance as required by this Agreement or to pay any taxes or assessments affecting the Projects as required by this Agreement; (11) damage or destruction to any Project caused by the negligent or intentional acts or omissions of Borrower, its agents, employees, or contractors; (12) Borrower's failure to perform its obligations with respect to environmental matters under Article 4;
(13) Borrower's failure to comply with the provisions of Section 8.15, (14) Borrower's failure to pay for any loss, liability or expense (including attorneys' fees) incurred by Lender arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that this Agreement or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower and Lender; or (15) any brokerage commission or finder's fees claimed in connection with the Loan unless claimed by a broker or finder retained by Lender. None of the foregoing limitations on the personal liability of Borrower shall modify, diminish or discharge the personal liability of any Joinder Party. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

          Section 13.2 LIMITATION ON LIABILITY OF LENDER'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

EXECUTED as of the date first written above.

                                    LENDER:

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, a Delaware corporation


                                    By: /s/ Maria R. Fonseca
                                        ----------------------------------------
                                    Name: Maria R. Fonseca
                                    Title: Senior Operations Manager

                                    BORROWER:


                                    WINSTON SPE II LLC, a Delaware
                                    limited liability company


                                    By: /s/ Joseph V. Green
                                        ----------------------------------------
                                    Name: Joseph V. Green
                                    Title: President and Chief Financial Officer

                                     JOINDER

     By executing this Joinder (the "JOINDER"), the undersigned ("JOINDER PARTY") guarantees the payment and performance by Borrower of Borrower's obligations with respect to environmental matters under Article 4 of this Agreement, and all obligations and liabilities for which Borrower is personally liable under Section 13.1 of the Agreement to which this Joinder is attached. This Joinder is a guaranty of full and complete payment and performance and not of collectibility.

     1. WAIVERS. To the fullest extent permitted by applicable law, Joinder Party waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

          (a) the unenforceability of any Loan Document against Borrower;

          (b) any release or other action or inaction taken by Lender with respect to the collateral, the Loan or Borrower, whether or not the same may impair or destroy any subrogation rights of Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;

          (c) the existence of any collateral or other security for the Loan, and any requirement that Lender pursue any of such collateral or other security, or pursue any remedies it may have against Borrower;

          (d) any requirement that Lender provide notice to or obtain Joinder Party's consent to any modification, increase, extension or other amendment of the Loan, including the guaranteed obligations;

          (e) any right of subrogation (until payment in full of the Loan, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);

          (f) any defense based on any statute of limitations;

          (g) any payment by Borrower to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower; and

          (h) any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or any of its assets.

     2. AGREEMENTS. Joinder Party further represents, warrants and agrees that:

          (a) The obligations under this Joinder are enforceable against each such party and are not subject to any defenses, offsets or counterclaims;

          (b) The provisions of this Joinder are for the benefit of Lender and its successors and assigns;

          (c) Lender shall have the right to (i) renew, modify, extend or accelerate the Loan, (ii) pursue some or all of its remedies against Borrower,
(iii) add, release or substitute any collateral for the Loan or party obligated thereunder, and (iv) release Borrower from liability, all without notice to or consent of Joinder Party and without affecting the obligations of Joinder Party hereunder;

          (d) At any time during the term of the Loan that Joinder Party is no longer a Public Company, Joinder Party covenants and agrees to furnish to Lender, within one hundred twenty (120) days after the end of each fiscal year of Joinder Party, the balance sheet and financial statement required under
Section 7.1(3) of the Agreement;

          (e) Joinder Party has reviewed the provisions of Article 9 of the Agreement, and hereby makes, for itself, himself, or herself (as applicable), in the place and stead of Borrower, all representations, warranties, covenants and agreements contained in Sections 9.1 through 9.6, inclusive;

          (f) To the maximum extent permitted by law, Joinder Party hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon. This waiver is a material inducement to Lender to enter into the Agreement.

          (g) Joinder Party has reviewed Section 12.21 of the Agreement and agrees to be bound by the provisions thereof.

     Executed as of March 11, 2005.

                                        JOINDER PARTY:

                                        Winston Hotels, Inc.,
                                        a North Carolina corporation


                                        By: /s/ Joseph V. Green
                                            ------------------------------------
                                            Name: Joseph V. Green
                                            Title: President and Chief Financial
                                                   Officer

                                    EXHIBIT A

                                 LIST OF HOTELS

                     HOTEL                        STREET ADDRESS               COUNTY
                     -----                        --------------               ------
1.    Homewood Suites Phoenix               2536 West Beryl Avenue       Maricopa County
                                            Phoenix, AZ 85021

2.    Holiday Inn Express Clearwater        13625 Icot Blvd.             Pinellas County
                                            Clearwater, FL 33760

3.    Homewood Suites Alpharetta            10775 Davis Drive            Fulton County
                                            Alpharetta, GA 30004

4.    Homewood Suites Lake Mary             755 Currency Circle          Seminole County
                                            Lake Mary, FL 32746

5.    Hampton Inn Brunswick                 112 Tourist Drive            Glynn County
                                            Brunswick, GA 31520

6.    Hampton Inn Southlake                 1533 Southlake Pkwy.         Clayton County
                                            Morrow, GA 30260

7.    Hilton Garden Inn Atlanta Winward     4025 Windward Plaza          Fulton County
                                            Alpharetta, GA 30005

8.    Fairfield Inn Ann Arbor               3285 Broadwalk               Washetenaw County
                                            Ann Arbor, MI 48108

9.    Holiday Inn at Tinton Falls           700 Hope Road                Monmouth County
                                            Tinton Falls, NJ 07724

10.   Hilton Garden Inn Albany Airport      800 Albany-Shaker Road       Albany County
                                            Albany NY 12211

11.   Hampton Inn Boone                     1075 Highway 105             Watauga County
                                            Boone, NC 28607

12.   Hampton Inn Cary                      201 Ashville Avenue          Wake County
                                            Cary, NC 27511

13.   Homewood Suites Raleigh               5400 Homewood Banks Blvd.    Wake County
                                            Raleigh, NC 27612

14.   Comfort Inn Durham                    3508 Mt. Moriah Road         Durham County
                                            Durham, NC 27707


                              Exhibit A - Page - 1

                     HOTEL                        STREET ADDRESS               COUNTY
                     -----                        --------------               ------

15.   Hampton Inn Durham                    1816 Hillandale Road         Durham County
                                            Durham, NC 27705

16.   Homewood Suites Chapel Hill/Durham    3600 Mt. Moriah Road         Durham County
                                            Durham, NC 27707

17.   Comfort Inn Fayetteville              1922 Skibo Road              Cumberland County
                                            Fayetteville, NC 28314

18.   Hampton Inn Jacksonville              474 Western Blvd.            Onslow County
                                            Jacksonville, NC 28546

19.   Hilton Garden Inn at RDU Airport      1500 RDU Center Drive        Wake County
                                            Morrisville, NC 27560

20.   Comfort Inn Wilmington                151 South College Road       New Hanover County
                                            Wilmington, NC 28403

21.   Courtyard by Marriott Winston Salem   1600 Westbrook Plaza Drive   Forysth County
                                            Winston Salem, NC 27103

22.   Courtyard by Marriott Houston         12401 Katy Freeway           Harris County
                                            Houston, TX 77079

23.   Holiday Inn Express Abingdon          940 East Main Street         Washington County
                                            Abingdon, VA 24210


                              Exhibit A - Page - 2

                                    EXHIBIT B

                             SOURCE AND USE OF FUNDS

            (See attached executed Loan Disbursement Statement and/or
                           Loan Settlement Statement.)


                               Exhibit B - Page 1

                                    EXHIBIT C

                               REQUEST FOR ADVANCE

                                                           DATE: _______________

GENERAL ELECTRIC CAPITAL CORPORATION
GE Real Estate
1000 Windward Concourse, Suite 400
Alpharetta, Georgia 30005

Attn: Asset Manager - Winston Portfolio

     RE: Loan No. 74544 - $155,000,000 credit facility described in that certain Loan Agreement (the "LOAN AGREEMENT") between GENERAL ELECTRIC CAPITAL CORPORATION ("LENDER") and WINSTON SPE II LLC ("BORROWER")

Dear Sir or Madam:

     In accordance with the terms of the Loan Agreement, Borrower wishes to obtain an Advance of $_______________________ (the "ADVANCE") on ___________________, 20____ (subject to possible deferral for not more than thirty (30) days pursuant to Section 2.1(1)(a) of the Loan Agreement). The LIBOR Period applicable to the Advance shall be ____ month(s). All terms used herein, unless otherwise specified, shall have the meanings assigned in the Loan Agreement.

     In order to induce Lender to make the Advance, Borrower hereby represents and warrants to Lender:

     1. A Lender Cash Test is [is not] required in connection with the Advance.

     2. After giving effect to the Advance, (a) the Cash on Cash Return will be ___ percent (___%), and (b) the outstanding principal balance of the Loan will not exceed the Borrowing Base.

     3. No Event of Default or Potential Default has occurred or will occur as a result of the Advance requested herein.

     4. The representations and warranties contained in the Loan Agreement are true, correct and complete in all material respects to the same extent as though made on the date of the Loan Agreement except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the schedules or exhibits as a result of any subsequent disclosures made by Borrower in writing to, and approved in writing by, Lender.


                              Exhibit C - Page - 1

     5. Borrower is in compliance in all material respects with each and every one of its covenants, agreements and obligations under the Loan Agreement.

     6. The Advance will only be used for purposes permitted by Section 2.4 of the Loan Agreement.

     7. Borrower has no defenses or offsets with respect to the payment of any amounts due Lender.

     8. Lender has performed all of its obligations to Borrower.

     9. All Persons executing this request on behalf of Borrower are duly authorized to do so.

                                        BORROWER:

                                        WINSTON SPE II LLC,
                                        a Delaware limited liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                              Exhibit C - Page - 2

                                  SCHEDULE 2.1

                               ADVANCE CONDITIONS

     Part A - Conditions To Initial Advance
     Part B - General Conditions
     Part C - Restoration Advances

                      PART A. CONDITIONS TO INITIAL ADVANCE

     The initial advance of the Loan shall be subject to Lender's receipt, review, approval and/or confirmation of the following, at Borrower's cost and expense, each in form and content satisfactory to Lender in its sole discretion:

     1. The Underwritten NOI of the Projects generates a Cash on Cash Return of at least 13%.

     2. The Loan Documents, executed by Borrower and, as applicable, each Borrower Party and each other party thereto.

     3. The commitment fee of $968,750 in cash.

     4. An ALTA (or equivalent) mortgagee policy of title insurance for each Project in the aggregate maximum amount of the Loan, with reinsurance and endorsements as Lender may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Lender, and insuring that the Mortgage is a first-priority Lien on the Project and related collateral.

     5. All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and each Borrower Party and the authorization for the execution, delivery, and performance of the Loan Documents by Borrower and each Borrower Party.

     6. Legal opinions issued by counsel for Borrower and each Borrower Party, opining as to the due organization, valid existence and good standing of Borrower and each Borrower Party, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrower and each Borrower Party; that the Loan, as reflected in the Loan Documents, is not usurious; to the extent that Lender is not otherwise reasonably satisfied, that each Project and its use is in full compliance with all legal requirements; and as to such other matters as Lender and Lender's counsel reasonably may specify.

     7. Current UCC searches for Borrower and SPE Equity Owner.

     8. Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Lender.


                              Schedule 2.1 - Page 1

     9. A current "as-built" survey of the Project, dated or updated to a date not later than ninety (90) days prior to the date hereof (or the date that an Additional Project is added to the Collateral), certified to Lender and the issuer of Lender's title insurance, prepared by a licensed surveyor acceptable to Lender and such title insurer, and conforming to Lender's current standard survey requirements.

     10. A current engineering report or architect's certificate with respect to each Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards. As requested by Lender, such report shall also include an assessment of the Project's tolerance for earthquake and seismic activity.

     11. A current Site Assessment.

     12. A list of Leases of each Project, certified by Borrower. Such list shall include the following information: (a) tenant names; (b) area of each demised premises; (c) rental rate (including escalations); (d) lease term (commencement, expiration and renewal options); (e) expense pass-throughs; (f) cancellation/termination provisions; (g) security deposit; and (h) material operating covenants. All Leases shall be in form and substance, with tenants and for uses reasonably acceptable to Lender. On the Closing Date: (a) all Leases shall be in full force and effect; and (b) at its option, Lender shall have received from any tenants estoppel letters in form and substance reasonably acceptable to Lender.

     13. A copy of the License Agreements and the Management Agreements, each certified by Borrower as being true, correct and complete.

     14. Evidence that each Project and the operation thereof comply in all material respects with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without material variance or condition and that there is no material litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters. At Lender's request, Borrower shall furnish Lender with either (a) a zoning endorsement to Lender's title insurance policy, (b) a zoning letter from the applicable municipal agency, or
(c) a satisfactory zoning report from a recognized provider of such reports.

     15. No change shall have occurred in the financial condition of Borrower or any Borrower Party or in the Underwritten NOI of the Project, which would have, in Lender's reasonable judgment, a Material Adverse Effect.

     16. No condemnation or adverse zoning or usage change proceeding shall have occurred or, to Borrower's knowledge, shall have been threatened against any Project; no Project shall have suffered any significant damage by fire or other casualty which has not been repaired; and no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened


                              Schedule 2.1 - Page 2
by any governmental authority, which in any of the foregoing events would have, in Lender's reasonable judgment, a Material Adverse Effect.

     17. Payment of Lender's reasonable verified costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Lender's inspecting engineers, consultants, and outside counsel.

     18. Estoppel certificates and subordination, non-disturbance and attornment agreements from tenants under Leases, as reasonably requested by Lender.

     19. An estoppel certificate from the landlord under any ground lease.

     20. (a) Such credit checks, background investigations and other information as may be required by Lender regarding Borrower and each Borrower Party, and (b) such additional information as Lender may request regarding compliance by Borrower and each Borrower Party with the provisions of Article 9.

     21. Such other documents or items as Lender or its counsel may reasonably require.

     22. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct in all material respects.

     23. No Potential Default or Event of Default shall have occurred or exist.

     24. The Property Manager for each Project shall satisfy the requirements of a replacement property manager under Section 8.3.

     25. Lender shall have entered into a Tri-Party Agreement with Property Manager and Borrower in form and substance reasonably satisfactory to Lender relating to the rights of Lender and the obligations of Property Manager to Lender with respect to the Management Agreement.

     26. The License Agreement shall satisfy the requirements of a replacement license agreement under Section 8.16.

     27. Licensor, Lender and Borrower shall have entered into a recognition or comfort letter agreement in form and substance reasonably satisfactory to Lender relating to certain rights and obligations of Lender and Licensor with respect to the License Agreement.

     28. With respect to any Project offering the sale or service of alcoholic beverages, Lender shall be satisfied that (a) a Person approved by Lender shall have acquired a liquor license permitting the sale of alcoholic beverages by Borrower and Property Manager in such Project (the "LIQUOR LICENSE"), (b) the Liquor License is in effect, (c) such Person has entered into an agreement with Lender pursuant to which it agrees to cooperate with Lender (including operating all bar or other facilities which require a liquor license) for a period of at least 180 days after foreclosure or deed-in-lieu of foreclosure in causing the liquor license to be transferred to Lender's designee or prosecuting an application for a new liquor license and (d) the Liquor License has been collaterally assigned to Lender in compliance with all legal requirements unless such assignment is prohibited by law.


                              Schedule 2.1 - Page 3

     29. Lender shall have received letters signed by Borrower and addressed to each issuer or processor (each a "CREDIT CARD Issuer") of a credit card accepted by Borrower or Property Manager for payment of room rates, goods or services provided by Borrower, pursuant to which Borrower notifies each such Credit Card Issuer that all payments by such Credit Card Issuer to Borrower or to Property Manager as Borrower's agent will be made directly to the Depository Account described in a Bank Agency Agreement executed by Borrower, Lender and the holder of such Depository Account.

                           PART B. GENERAL CONDITIONS

     Each advance of the Loan following the initial advance shall be subject to the requirements for additional advances contained in Article 2 and to Lender's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its sole discretion:

     1. There shall exist no Potential Default or Event of Default (currently and after giving effect to the requested advance).

     2. The representations and warranties contained in this Agreement and in all other Loan Documents are true and correct in all material respects as of the date of the requested advance.

     3. After giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the Loan would not exceed the lesser of the Borrowing Base and the Commitment.

     4. Such advance shall be secured by the Loan Documents, subject only to those exceptions to title approved by Lender at the time of Loan closing.

     5. No change shall have occurred in the financial condition of Borrower or any Borrower Party, or in the Underwritten NOI of the Project, which would have, in Lender's reasonable judgment, a Material Adverse Effect.

     6. Borrower shall have delivered to Lender all information reasonably requested by Lender pursuant to Article 9 and all Interest Holder certifications then required under Section 8.1.

     7. No condemnation or adverse, as reasonably determined by Lender, zoning or usage change proceeding shall have occurred or, to Borrower's knowledge, shall have been threatened against any Project; no Project shall have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; and no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which in any of the foregoing events would have, in Lender's reasonable judgment, a Material Adverse Effect.


                              Schedule 2.1 - Page 4

     Each request for and acceptance of a Loan advance shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by Borrower that the statements contained in paragraphs 1 and 2 above are true and correct.

                          PART C. RESTORATION ADVANCES

     Advances of insurance proceeds applied to the restoration of a Project pursuant to Section 3.2 shall be made on the following terms and conditions:

     1. Each request for such an advance shall specify the amount requested, shall be on forms satisfactory to Lender, and shall be accompanied by appropriate invoices, bills paid affidavits, lien waivers, title updates, endorsements to the title insurance, and other documents as may be reasonably required by Lender. Such advances may be made, at Lender's election, either: (a) in reimbursement for expenses paid by Borrower, or (b) for payment of expenses incurred and invoiced but not yet paid by Borrower. Lender, at its option and without further direction from Borrower, may disburse any insurance proceeds to the Person to whom payment is due or through an escrow satisfactory to Lender. Lender may, at Borrower's expense, conduct an audit, inspection, or review of the Project to confirm the amount of the requested improvements advance.

     2. Borrower shall have submitted and Lender shall have approved (a) the improvements to be restored, (b) the plans and specifications for such restoration, which plans and specifications may not be changed in any material respect without Lender's prior written consent, and (c) if requested by Lender, each contract or subcontract for an amount in excess of $100,000 for the performance of labor or the furnishing of materials for such restoration.

     3. Borrower shall have submitted and Lender shall have approved the time schedule for completing the restoration. After Lender's approval of a detailed budget, such budget may not be changed in any material adverse respect without Lender's prior written consent. If the estimated cost of the restoration exceeds the unadvanced portion of the amount allocated for such restoration in the approved budget and such excess estimated costs exceed Borrowing Availability, then Borrower shall provide such security as Lender may reasonably require to assure the lien-free completion of the restoration before the scheduled completion date.

     4. All restoration performed by Borrower prior to the date a restoration advance is requested shall be completed to the reasonable satisfaction of Lender and Lender's engineer and in accordance with the plans and budget for such restoration, as approved by Lender, and all legal requirements.

     5. Borrower shall not use any portion of any restoration advance for payment of any other cost, except that any balance of the insurance proceeds remaining with Lender after completion of the restoration in accordance with this subsection and the release to Borrower of any retainage held pursuant to paragraph 6 below shall be applied as set forth in Section 3.2(4).

     6. Each restoration advance, except for a final restoration advance, shall be in the amount of actual costs incurred less ten percent (10%) of such costs as retainage to be advanced as part of a final restoration advance.


                              Schedule 2.1 - Page 5

     7. No funds will be advanced for materials stored at the Project unless Borrower furnishes Lender satisfactory evidence that such materials are properly stored and secured at the Project.

     8. Borrower shall have submitted to Lender evidence (including cancelled checks, invoices and receipts) reasonably satisfactory to Lender that the proceeds of all prior advances have been used for the purposes for which such advances were requested.


                              Schedule 2.1 - Page 6

                                  SCHEDULE 2.2

                                LETTERS OF CREDIT

          (a) Issuance. Subject to the terms and conditions of the Agreement, Lender agrees to incur from time to time, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued by GE Capital or an Affiliate thereof or a bank or other legally authorized Person selected by or acceptable to Lender in its sole discretion (each, an "L/C ISSUER") for Borrower's account and guaranteed by Lender; provided, however, that no more than six (6) Letters of Credit shall be outstanding at any time and the aggregate amount of all Letter of Credit Obligations shall not at any time exceed the least of (i) Twenty Million ($20,000,000) (the "L/C SUBLIMIT"), (ii) the Commitment less the aggregate outstanding principal balance of the Advances, and (iii) the Borrowing Base less the aggregate outstanding principal balance of the Advances. No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, unless otherwise determined by Lender in its sole discretion (including with respect to customary evergreen provision), and Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date that is later than the fifty-fourth
(54th) month of the Loan term.

          (b) Advances Automatic. In the event that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute an Advance to Borrower under Section 2.1(a) of the Agreement regardless of whether a Potential Default or Event of Default has occurred and is continuing and notwithstanding Borrower's failure to satisfy the conditions precedent for an Advance set forth in the Agreement.

          (c) Cash Collateral. (i) If Borrower is required to provide cash collateral for any Letter of Credit Obligations pursuant to the Agreement, including Article 11 of the Agreement, Borrower will pay to Lender cash or cash equivalents acceptable to Lender ("CASH EQUIVALENTS") in an amount equal to 103% of the Commitment then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrower. Such funds or Cash Equivalents shall be held by Lender in an interest-bearing cash collateral account (the "CASH COLLATERAL ACCOUNT") maintained at a bank or financial institution acceptable to Lender. The Cash Collateral Account shall be in the name of Borrower, and shall be pledged to, and subject to the control of, Lender in a manner satisfactory to Lender. Borrower hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this
Schedule 2.2, shall constitute a security agreement under applicable law.

               (ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Maturity Date, Borrower shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit and guaranties thereof, if any, to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter


                              Schedule 2.2 - Page 1

(or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 103% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person satisfactory to Lender in its sole discretion and shall be subject to such terms and conditions as are reasonably satisfactory to Lender.

               (iii) From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Maturity Date, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations of Borrower then due and payable.

               (iv) No Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that (a) upon the termination of the Letter of Credit Obligations evidenced by each individual Letter of Credit and the payment of all amounts payable by Borrower to Lender in respect thereof, and provided that no Potential Default or Event of Default then exists, Lender shall release to Borrower that portion of the Cash Equivalents attributable to such terminated Letter of Credit, and (b) upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law. Interest earned on deposits in the Cash Collateral Account shall be held as additional collateral.

          (d) Fees and Expenses. Borrower agrees to pay to Lender, as compensation to Lender for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and (ii) an annual fee (the "LETTER OF CREDIT FEE") for the issuance of any Letter of Credit in the amount of Applicable Margin from time to time in effect less 0.20% multiplied by the maximum amount available to be drawn under the applicable Letter of Credit, but in no event less than $1,000. Such fee shall be prorated for any partial year and paid to Lender upon the issuance of the Letter of Credit. In addition, Borrower shall pay to any L/C Issuer, on demand, such charges and expenses (not duplicative of the Letter of Credit Fee) of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

          (e) Request for Incurrence of Letter of Credit Obligations. Borrower shall give Lender at least five (5) Business Days' prior written notice requesting the incurrence of any Letter of Credit Obligation. The notice shall be accompanied by the requested form of the Letter of Credit (which shall be reasonably acceptable to the L/C Issuer) and a completed Application for Standby Letter of Credit in the customary form as required by the L/C Issuer. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Lender and the L/C Issuer may be made and transmitted pursuant to


                              Schedule 2.2 - Page 2
electronic codes and security measures mutually agreed upon and established by and among Borrower, Lender and the L/C Issuer.

          (f) Obligation Absolute. The obligation of Borrower to reimburse Lender for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

               (ii) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

               (iii) the existence of any claim, setoff, defense or other right that Borrower or any of its Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

               (iv) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (v) payment by Lender (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document that does not comply with the terms of such Letter of Credit or such guaranty;

               (vi) any other circumstance or happening whatsoever, that is similar to any of the foregoing; or

               (vii) the fact that a Potential Default or an Event of Default has occurred and is continuing.

          (g) Indemnification; Nature of Lender's Duties. (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Lender or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent solely as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).


                              Schedule 2.2 - Page 3

               (ii) As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment by Lender under any Letter of Credit or guaranty thereof, Lender shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they may be in cipher; (E) for errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement.

               (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer, including a Master Standby Agreement entered into with Lender.

          (h) Affiliate Letters of Credit. If Borrower obtains a Letter of Credit for use by an Affiliate of Borrower in connection with properties or obligations not related to the Loan or the Collateral, then (i) the Company and such Affiliate shall enter into a Reimbursement Agreement with Borrower (the "Reimbursement Agreement") substantially in the form of the Reimbursement Agreement entered into on or about the Closing Date in connection with that certain $5,000,000 Letter of Credit issued by Lender for the benefit of Marathon Structured Finance Fund, LP (the "Marathon Letter of Credit"), and (ii) Borrower shall assign the Reimbursement Agreement to Lender pursuant to an assignment in substantially the form of the Collateral Assignment of Reimbursement Agreement delivered to Lender in connection with the Marathon Letter of Credit.


                              Schedule 2.2 - Page 4

                                 SCHEDULE 2.3(1)

                             FORM OF PAY DOWN NOTICE

                                               DATE: ___________________________

GENERAL ELECTRIC CAPITAL CORPORATION
GE Real Estate - Specialized Industries
500 West Monroe Street, Suite 1500
Chicago, Illinois 60611
Attn: Asset Manager - Winston Portfolio

     RE: Loan No. 74544 - $155,000,000 credit facility described in that certain Loan Agreement (the "LOAN AGREEMENT") between GENERAL ELECTRIC CAPITAL CORPORATION ("LENDER") and WINSTON SPE II LLC ("BORROWER")

Dear Sir or Madam:

     In accordance with Section 2.3 of the Loan Agreement, Borrower hereby notifies Lender of its intention to make a voluntary prepayment under the Revolving Loan in the amount of $_________________(1) on __________, __, 20 __.
(2) Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement.

     [ ] Such prepayment shall be applied as a voluntary reduction of the outstanding Obligations.

     [ ]  Such prepayment shall permanently reduce the Commitment. (3)

----------
(1) The prepayment must be a minimum of $100,000 and integral multiples of $100,000 in excess of such amount.

(2) Borrower must provide Lender with 3 days prior written notice of voluntary prepayment.

(3) Permanent reductions shall be in a minimum amount of $10,000,000 and cannot reduce the Commitment to an amount less than $60,000,000.


                            Schedule 2.3(1) - Page 1

     Such prepayment shall be applied to the Advance currently having a LIBOR Period of ________ months ending on [ date ]. In accordance with Sections 2.3 and 2.10 of the Loan Agreement, Borrower hereby requests that Lender promptly deliver to Borrower a written calculation of all amounts payable, if any, as a result of LIBOR funding breakage costs in connection with Borrower's prepayment of such Advance.

     If the permanent reduction box above has been checked, then said prepayment shall be accompanied by a Partial Termination Fee equal to 0.25% of the amount of the permanent reduction as required pursuant to Sections 2.3 and 2.6(3) of the Loan Agreement.

                                        WINSTON SPE II LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:


                            Schedule 2.3(1) - Page 2

                                 SCHEDULE 2.5(5)

                             NOTICE OF CONTINUATION

                                               DATE: ___________________________

GENERAL ELECTRIC CAPITAL CORPORATION
GE Real Estate
1000 Windward Concourse, Suite 400
Alpharetta, Georgia 30005

Attn: Asset Manager - Winston Portfolio

     RE: Loan No. 74544 - $155,000,000 credit facility described in that certain Loan Agreement (the "LOAN AGREEMENT") between GENERAL ELECTRIC CAPITAL CORPORATION ("LENDER") and WINSTON SPE II LLC ("BORROWER")

Dear Sir or Madam:

     In accordance with Section 2.5(5) of the Loan Agreement, Borrower irrevocably elects to continue $__________ of the aggregate outstanding principal amount of the Loan, currently having a LIBOR Period of ____ months ending on [ date ], as a LIBOR Loan having a LIBOR Period of ____ months. All terms used herein, unless otherwise specified, shall have the meanings assigned in the Loan Agreement.

     All Persons executing this request on behalf of Borrower are duly authorized to do so.

                                        BORROWER:

                                        WINSTON SPE II LLC,
                                        a Delaware limited liability company


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its:
                                             -----------------------------------


                            Schedule 2.5(5) - Page 1

                                  SCHEDULE 2.16

                       INTEREST RATE PROTECTION AGREEMENT

     Borrower has obtained the Rate Cap Transaction attached hereto (together with any replacements, amendments, modifications or extensions thereof, the "INTEREST RATE PROTECTION AGREEMENT") from IXIS Financial Products, Inc. the "notional amount" of $155,000,000 and having a "Rate Cap" (herein so-called) of 6.42% (the "INITIAL RATE CAP").

     Borrower has obtained an interest rate protection agreement having a minimum term of eighteen (18) months on the Closing Date, and Borrower shall obtain successive replacements of the Interest Rate Protection Agreement with minimum one-year terms for the balance of the term of the Loan no later than thirty (30) days prior to the expiration of the then existing interest rate protection agreement. Each such replacement interest rate protection agreement shall be for an amount equal to the Commitment as of the last day on which the preceding interest rate protection agreement is in effect and shall have a Rate Cap which is such percentage amount above the one-month LIBOR Rate in effect on such date as will result in a Debt Service Coverage equal to or exceeding 1.40 to 1.0.


                             Schedule 2.16 - Page 1

                                  SCHEDULE 6.1
                             ORGANIZATIONAL MATTERS

     A. BORROWER'S ORGANIZATIONAL STRUCTURE. 100% of the interests in Borrower are owned by Winston Manager II LLC ("SPE EQUITY OWNER"); 100% of the interests in SPE Equity Owner are owned by WINN Limited Partnership ("WINN"); and WINN's general partner and majority owner is Winston Hotels, Inc. ("COMPANY").

     B. ORGANIZATIONAL INFORMATION: (BORROWER, EACH BORROWER PARTY AND WINN).

                                  STATE OF                          STATE
                              INCORPORATION OR     TYPE OF     ORGANIZATIONAL     FEDERAL
        LEGAL NAME *            ORGANIZATION        ENTITY        ID NO. **     TAX ID NO.
        ------------          ----------------   -----------   --------------   ----------
1. Winston SPE II LLC         Delaware           LLC               3890315      20-2435453
2. Winston Manager II LLC     Delaware           LLC               3917336      N/A
3. WINN Limited Partnership   North Carolina     Limited           0940765      56-1873618
                                                 Partnership
4. Winston Hotels, Inc.       North Carolina     Corporation       0234767      56-1624289
5.

     * As it appears in official filings in the state of its incorporation or organization.

     ** If none issued by applicable state of organization/incorporation, insert "none issued."

     C.   LOCATION INFORMATION.

1.   Borrower:

     a. Chief Executive Office: c/o Winston Hotels, Inc.
                                2626 Glenwood Avenue, Suite 200
                                Raleigh, North Carolina 27608

     b. Location of Collateral: At the Projects and at Borrower's Chief
                                Executive Office

2.   Borrower Parties and WINN
     (Chief Executive Office):

     a. SPE Equity Owner :      Same as Borrower

     b. WINN             :      Same as Borrower

     c. Company          :      Same as Borrower


                              Schedule 6.1 - Page 1

                                  SCHEDULE 6.17

                               CREDIT CARD ISSUERS

American Express
Citicorp Diners Club
Discover Network
Visa
Mastercard
JCB International Credit Card Company
First Horizon Merchant Services
CitiGroup Diners Club International
JCB International Credit Card Company
Chase Merchant Services


                             Schedule 6.17 - Page 1

                                  SCHEDULE 8.3

                           APPROVED PROPERTY MANAGERS

-    Hostmark

-    Interstate Hotels & Resorts

-    Stonebridge Companies

-    Paramount Hotel Group

-    Concord Hospitality Enterprise Company

-    Crestline Hotels & Resorts

-    Urgo Hotels

-    Any Licensor


                              Section 8.3 - Page 1

                                  SCHEDULE 8.16

                               APPROVED LICENSORS

-    Hilton Hotels

-    Choice Hotels International

-    Marriott International, Inc.

-    InterContinental Hotels Group

-    Starwood Hotels and Resorts Worldwide

-    Hyatt Hotels Corporation


                              Section 8.16 - Page 1

                                SCHEDULE 8.20(1)

                                IMMEDIATE REPAIRS

                                       AND

                                BRAND REQUIREMENT


                            Section 8.20(1) - Page 1

                              LIST OF DEFINED TERMS

Advance....................................................................    1
Affiliate..................................................................    1
Agreement..................................................................    1
Annual Budget..............................................................    1
Anti-Money Laundering Laws.................................................    1
Applicable Revolver LIBOR Margin...........................................    2
Assignment of Rents and Leases.............................................    2
Bank Agency Agreement......................................................    2
Bank Secrecy Act...........................................................    2
Borrower Party.............................................................    2
Borrowing Availability.....................................................    2
Borrowing Base.............................................................    2
Brand Requirements.........................................................    2
Brand Required Capital.....................................................    2
Budget Approval Period.....................................................    2
Business Day...............................................................    2
Business Plan..............................................................    2
Capital Budget.............................................................    2
Cash on Cash Return........................................................    2
Change of Control..........................................................    3
Closing Date...............................................................    3
Collateral.................................................................    3
Commitment.................................................................    3
Company....................................................................    3
Control....................................................................    3
Credit Card Issuer.........................................................    3
Debt.......................................................................    3
Debt Service...............................................................    4
Debt Service Coverage......................................................    4
Default Rate...............................................................    4
Depository Account.........................................................    4
Environmental Laws.........................................................    4
ERISA......................................................................    4
ERISA Affiliate............................................................    4
Event of Default...........................................................    4
Fees.......................................................................    4
FF&E.......................................................................    4
Financial Institution......................................................    5
Fiscal Quarter.............................................................    5
Fiscal Year................................................................    5
GAAP.......................................................................    5
Governmental Authority.....................................................    5
Hazardous Materials........................................................    5
Hotel......................................................................    5
Immediate Repairs..........................................................    5


                            Section 8.20(2) - Page 1

Immediate..................................................................    5
ADA........................................................................    5
Independent Director.......................................................    5
Index Rate.................................................................    6
Interest Holder............................................................    6
Interest Payment Date......................................................    6
Interest Rate Protection Agreement.........................................    6
Joinder....................................................................    6
Joinder Party..............................................................    6
L/C Issuer.................................................................    6
L/C Sublimit...............................................................    6
Leases.....................................................................    6
Lender Cash Test...........................................................    6
Letters of Credit..........................................................    6
Letter of Credit Fee.......................................................    6
Letter of Credit Obligations...............................................    7
LIBOR Business Day.........................................................    7
LIBOR Loan.................................................................    7
LIBOR Period...............................................................    7
LIBOR Rate.................................................................    7
British Banker Association Interest Settlement Rates.......................    7
License Agreement..........................................................    8
Licensor...................................................................    8
Lien.......................................................................    8
Liquor License.............................................................    8
Liquor License Agreement...................................................    8
Loan.......................................................................    8
Loans......................................................................    8
Loan Account...............................................................    8
Loan Documents.............................................................    8
Loan Year..................................................................    9
Management Agreement.......................................................    9
Master Standby Agreement...................................................    9
Material Adverse Affect....................................................    9
Maturity Date..............................................................    9
Monthly Report.............................................................    9
Mortgage...................................................................    9
Multiemployer Plan.........................................................    9
Note.......................................................................    9
Notes......................................................................    9
Notice of Advance..........................................................    9
Notice of Continuation.....................................................    9
Obligations................................................................    9
OFAC.......................................................................   10
Operating Expenses.........................................................   10
Operating Lease............................................................   10


                            Section 8.20(2) - Page 2

Operating Lessee...........................................................   10
Operating Revenues.........................................................   10
Patriot Act................................................................   11
Person.....................................................................   11
Plan.......................................................................   11
Potential Default..........................................................   11
Project....................................................................   11
Projects...................................................................   11
Property...................................................................   11
Property Manager...........................................................   11
Public Company.............................................................   11
Restoration Threshold......................................................   11
Single Purpose Entity......................................................   11
Single Purpose Entity......................................................   14
Site Assessment............................................................   14
SPE Equity Owner...........................................................   14
Specially Designated National and Blocked Persons..........................   14
Standard Adjustments.......................................................   14
Stock......................................................................   15
Stockholder................................................................   15
Taxes......................................................................   15
Termination Date...........................................................   15
Transfer...................................................................   15
Unlicensed Hotel...........................................................   15
U.S. Person................................................................   15
UCC........................................................................   15
Underwritten NOI...........................................................   15
Underwritten Operating Expenses............................................   16
Underwritten Operating Revenues............................................   16
Uniform System of Accounts.................................................   16
WINN.......................................................................   16
Advance....................................................................   17
Notice of Advance..........................................................   17
New York Note..............................................................   17
Note.......................................................................   17
Default Rate...............................................................   20
Notice of Continuation.....................................................   20
Maximum Lawful Rate........................................................   20
Unused Commitment Fee......................................................   20
Unused Commitment..........................................................   20
Average Loan Balance.......................................................   20
Termination Fee............................................................   21
Partial Termination Fee....................................................   21
Loan Account...............................................................   22
Floating Rate..............................................................   26
Spread.....................................................................   26


                            Section 8.20(2) - Page 3

Partial Release..........................................                     26
Partial Release Notice...................................                     26
Partial Release Principal Payment........................                     26
Additional Project.......................................                     27
Impounds.................................................                     32
ERISA....................................................                     37
Monthly Reports..........................................                     39
Annual Statement.........................................                     41
Operating Budget.........................................                     41
Capital Budget...........................................                     42
Business Plan............................................                     42
Annual Budget............................................                     42
Approved Budget..........................................                     42
Transfer.................................................                     43
Permitted Liens..........................................                     43
Interest Holder..........................................                     44
Minimum Replacement Amount...............................                     50
Repair Reduction.........................................                     50
Bankruptcy Party.........................................                     54
Information..............................................                     64
Joinder..................................................                     67
Joinder Party............................................                     67
Loan Agreement...........................................          Exhibit C - 1
Lender...................................................          Exhibit C - 1
Borrower.................................................          Exhibit C - 1
Advance..................................................       Schedule 2.1 - 1
Liquor License...........................................       Schedule 2.1 - 3
Credit Card Issuer.......................................       Schedule 2.1 - 4
L/C Issuer...............................................       Schedule 2.2 - 1
L/C Sublimit.............................................       Schedule 2.2 - 1
Cash Equivalents.........................................       Schedule 2.2 - 1
Cash Collateral Account..................................       Schedule 2.2 - 1
Letter of Credit Fee.....................................       Schedule 2.2 - 2
Loan Agreement...........................................    Schedule 2.5(5) - 2
Lender...................................................    Schedule 2.5(5) - 2
Borrower.................................................    Schedule 2.5(5) - 2
Interest Rate Protection Agreement.......................      Schedule 2.16 - 1
Initial Rate Cap.........................................      Schedule 2.16 - 1
SPE Equity Owner.........................................       Schedule 6.1 - 1
Company..................................................       Schedule 6.1 - 1
O&M Program..............................................   Schedule 8.20(2) - 1
ACM......................................................   Schedule 8.20(2) - 1


                            Section 8.20(2) - Page 4